                                                                     EXHIBIT 4.6


================================================================================



                 SERIES 1997-1 SUPPORT REIMBURSEMENT AGREEMENT

                          Dated as of October 29, 1997

                                     among

                       REPUBLIC INDUSTRIES FUNDING CORP.,

                            ALAMO RENT-A-CAR, INC.,
                                  as a Lessee,

                       NATIONAL CAR RENTAL SYSTEM, INC.,
                                  as a Lessee,

                            SPIRIT RENT-A-CAR, INC.,
                                  as a Lessee,

                            VALUE RENT-A-CAR, INC.,
                                  as a Lessee,

                  those additional Subsidiaries and Affiliates
                          of Republic Industries, Inc.
            from time to time becoming Additional Lessees hereunder,

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,

                           REPUBLIC INDUSTRIES, INC.,
                               as the Guarantor,

                                      and

               those financial institutions identified on the
                 signature pages hereto as the Series 1997-1
                     Support Letter of Credit Providers

================================================================================

                                                    TABLE OF CONTENTS
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                                                        ARTICLE I
                                                       DEFINITIONS

Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5


                                                        ARTICLE II
                                   ISSUANCE OF SERIES 1997-1 SUPPORT LETTERS OF CREDIT;
                                               REIMBURSEMENT OBLIGATION-6-

Section 2.1.  Issuance of Series 1997-1 Support Letters of Credit; Substitute Series 1997-1 Support Letters of Credit;
              Extensions of the Series 1997-1 Support Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . 6
Section 2.2.  Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 2.3.  Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 2.4.  Advances; Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.5.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 2.6.  Facility Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 2.7.  No Liability of Series 1997-1 Support Letter of Credit Providers  . . . . . . . . . . . . . . . . . . .  17
Section 2.8.  Surrender of the Series 1997-1 Support Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . .  17
Section 2.9.  Conditions Precedent to Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 2.10. Eurodollar Lending Unlawful . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.11. Deposits Unavailable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.12. Increased Costs, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.13. Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.14. Increased Capital Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.15. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 2.16. Obligation Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 2.17. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 2.18. Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.19. Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.20. Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 2.21. Replacement of Series 1997-1 Support Letter of Credit Providers . . . . . . . . . . . . . . . . . . . .  37

                                                       ARTICLE III

                                        REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.  Representations and Warranties of the Lessees and Republic  . . . . . . . . . . . . . . . . . . . . . .  38
Section 3.2.  Affirmative Covenants of the Lessees and Republic . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 3.3.  Negative Covenants of the Lessees and Republic  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 3.4.  Representations and Warranties of RFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 3.5.  Affirmative Covenants of RFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 3.6.  Negative Covenants of RFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 3.7.  Negative Covenant of NFLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 3.8.  Series 1997-1 Support Letter of Credit Provider Covenants . . . . . . . . . . . . . . . . . . . . . . .  46


                                                        ARTICLE IV

                                                      MISCELLANEOUS

Section 4.1.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 4.2.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 4.3.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 4.4.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 4.5.  Waivers, Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 4.6.  Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 4.7.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 4.8.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.9.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.10. Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.11. Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.12. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.13. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.14. Bankruptcy Petition Against RFC or NFLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.15. Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.16. Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.17. Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 4.18. Application of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 4.19. Limited Recourse to RFC and NFLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 4.20. Waiver of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 4.21. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 4.22. Additional Series 1997-1 Support Letter of Credit Providers . . . . . . . . . . . . . . . . . . . . . .  58
Section 4.23. Obligations Several, Not Joint  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 4.24. Additional Lessees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Section 4.25. Subordination of Obligations Pursuant to Intercreditor Agreement  . . . . . . . . . . . . . . . . . . .  60
Section 4.26. Subrogation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

Schedule 1           Addresses for Notices as of Date of Execution of Agreement
Schedule 2           Series 1997-1 Support Letter of Credit Providers
                       as of Date of   Execution of Agreement

EXHIBIT A            Form of Series 1997-1 Support Letter of Credit
EXHIBIT B            Form of Notice of Conversion
EXHIBIT C            Form of Assignment
EXHIBIT D            Form of Series 1997-1 Support Letter of Credit Provider Joinder in Series
                     1997-1 Support Reimbursement Agreement
EXHIBIT E            Form of Lessee Joinder in Series 1997-1 Support Reimbursement Agreement

                 SERIES 1997-1 SUPPORT REIMBURSEMENT AGREEMENT


         THIS SERIES 1997-1 SUPPORT REIMBURSEMENT AGREEMENT, dated as of October 29, 1997 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is entered into by and among REPUBLIC INDUSTRIES FUNDING CORP., a Delaware corporation ("RFC"), ALAMO RENT-A-CAR, INC., a Florida corporation ("Alamo"), NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), SPIRIT RENT-A-CAR, INC., an Ohio corporation ("Spirit"), VALUE RENT-A-CAR, INC., a Florida corporation ("Value"), those additional Subsidiaries and other Affiliates of Republic (as defined below) that become party to this Agreement from time to time pursuant to the provisions of Section 4.22 hereof (each an "Additional Lessee" and, collectively, the "Additional Lessees"; each of the Additional Lessees, Alamo, National, Spirit and Value, a "Lessee" and, collectively, the "Lessees"), NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware limited partnership ("NFLP"), REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic" or the "Guarantor"), and the financial institutions identified on the signature pages hereto as the Series 1997-1 Support Letter of Credit Providers (each a "Series 1997-1 Support Letter of Credit Provider" and, collectively, the "Series 1997-1 Support Letter of Credit Providers").


                                    RECITALS

         1. Contemporaneously with the execution and delivery of this Agreement, NFLP, as Issuer (in such capacity, the "Issuer"), and The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the "Trustee") and as Enhancement Agent (in such capacity, the "Enhancement Agent"), are entering into the Series 1997-1 Supplement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Supplement"), to the Base Indenture, dated as of April 30, 1996 (as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, between NFLP and the Trustee, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between NFLP and the Trustee, pursuant to which NFLP will issue its Variable Funding Rental Car Asset Backed Notes, Series 1997-1 (the "Series 1997-1 Notes").

         2. Contemporaneously with the execution and delivery of this Agreement, NFLP, RFC, as the Series 1997-1 Note Purchaser, Republic, as Master Servicer, and Credit Suisse First Boston, as the Series 1997-1 Collateral Agent, are entering into the Series 1997-1 Note Purchase Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Note Purchase Agreement"), pursuant to which RFC will purchase the Series 1997-1 Notes from

NFLP and make advances from time to time to NFLP, the proceeds of which will be used to acquire, finance the acquisition of and/or refinance Vehicles and Eligible Receivables (such capitalized terms, together with all other capitalized terms used herein, shall have the meanings assigned thereto in
Section 1.1) to be leased to the Lessees in the respective domestic daily rental businesses of the Lessees and Fleet Sharing Parties pursuant to the Master Motor Vehicle Lease and Servicing Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997 Lease"), among NFLP, as lessor (in such capacity, the "Lessor"), Republic, as guarantor, and the Lessees.

         3. Contemporaneously with the execution and delivery of this Agreement, RFC and the Depositary are entering into the Depositary Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Depositary Agreement"), providing for the issuance and sale by RFC of its Commercial Paper Notes in the commercial paper market.

         4. Contemporaneously with the execution and delivery of this Agreement, RFC, Republic and the Dealers are entering into the Dealer Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Dealer Agreement"), providing for, among other things, each Dealer to act as a commercial paper dealer for the Commercial Paper Notes.

         5. Contemporaneously with the execution and delivery of this Agreement, RFC, Credit Suisse First Boston, as the Series 1997-1 Liquidity Agent, and certain financial institutions as the Liquidity Lenders are entering into the Series 1997-1 Liquidity Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Liquidity Agreement"), providing for, among other things, the Liquidity Commitments of the Liquidity Lenders to make Liquidity Advances on behalf of RFC from time to time that will be used to (i) repay the maturing Commercial Paper Notes, (ii) repay maturing Liquidity Advances and (iii) make additional Advances (as defined in the Series 1997-1 Note Purchase Agreement) under the Series 1997-1 Notes.

         6. Contemporaneously with the execution and delivery of this Agreement, Republic, the Lessees, NFLP and Citibank, N.A., a national banking association, as Master Collateral Agent, are entering into the Second Amended and Restated Master Collateral Agency Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Master Collateral Agency Agreement"), pursuant to which (i) NFLP has granted to the Master Collateral Agent a first priority security interest in the NFLP Master Collateral (as defined therein) and (ii) the Lessees have granted to the Master Collateral Agent a first priority security interest in the Lessee Grantor

Master Collateral (as defined therein), in each case as master collateral agent for the benefit of the parties named from time to time as the Financing Sources and the Beneficiaries thereunder.

         7. Contemporaneously with the execution and delivery of this Agreement, RFC, the Series 1997-1 Liquidity Agent, the Depositary, the Series 1997-1 Collateral Agent, the Dealers, the Series 1997-1 Support Letter of Credit Providers and General Motors Corporation, a Delaware corporation ("GM"), as the issuer of the GM Series 1997-1 Support Agreement referred to below (in such capacity, the "GM Series 1997-1 Support Provider"), are entering into the Series 1997-1 Collateral Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Collateral Agreement"), for the purpose of, among other things, providing for the repayment or payment of all amounts at any time and from time to time owing by RFC to (i) the Liquidity Lenders or the Series 1997-1 Liquidity Agent under or in connection with the Series 1997-1 Liquidity Agreement or the Series 1997-1 Collateral Agreement, (ii) the Series 1997-1 Cash Collateral Account under or in connection with the Series 1997-1 Supplement, the Series 1997-1 Letter of Credit, the Series 1997-1 Support Letters of Credit (as defined in Section 2.1(a)), the GM Series 1997-1 Support Agreement, this Agreement or the Series 1997-1 Collateral Agreement, (iii) the holders of the Commercial Paper Notes or the Depositary under the Depositary Agreement or the Series 1997-1 Collateral Agreement, (iv) the Series 1997-1 Letter of Credit Provider under the Series 1997-1 Letter of Credit Agreement referred to below or the Series 1997-1 Collateral Agreement, (v) the Series 1997-1 Support Letter of Credit Providers under this Agreement or the Series 1997-1 Collateral Agreement, (vi) GM in its capacity as the GM Series 1997-1 Support Provider under the GM Series 1997-1 Support Reimbursement Agreement referred to below and under the Series 1997-1 Collateral Agreement, (vii) the Series 1997-1 Collateral Agent under the Series 1997-1 Collateral Agreement and (viii) the Dealers under the Dealer Agreement or the Series 1997-1 Collateral Agreement.

         8. Contemporaneously with the execution and delivery of this Agreement, the Series 1997-1 Letter of Credit Provider is issuing the Series 1997-1 Letter of Credit, dated as of even date herewith, to the Enhancement Agent (i) as liquidity support for RFC's obligation to repay maturing Commercial Paper Notes, (ii) as partial credit support for amounts owed by the Lessees under the Series 1997 Lease and (iii) as credit support for amounts owed by National under Section 5.10 of the Series 1997-1 Supplement.

         9. Contemporaneously with the execution and delivery of this Agreement, GM, in its capacity as the GM Series 1997-1 Support Provider, is issuing its GM Series 1997-1 Support Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "GM Series 1997-1 Support Agreement"), to reimburse the Series 1997-1 Letter of Credit Provider for amounts drawn under the Series 1997-1 Letter of Credit subject to the terms and conditions set forth therein in an amount up to the Available GM Support Amount (as defined in the GM Series

1997-1 Support Agreement) on a pro rata basis with the reimbursement of such amounts by the Series 1997-1 Support Letter of Credit Providers in an amount up to their respective Support Letter of Credit Amounts (as defined in their respective Series 1997-1 Support Letters of Credit) as discussed below, provided that as set forth in the preamble to this Agreement, references herein to any "Series 1997-1 Support Letter of Credit Provider" or the "Series 1997-1 Support Letter of Credit Providers" shall not include GM in its capacity as the GM Series 1997-1 Support Provider and references herein to any "Series 1997-1 Support Letter of Credit" or the "Series 1997-1 Support Letters of Credit" shall not include the GM Series 1997-1 Support Agreement unless in each case expressly provided for herein.

         10. Contemporaneously with the execution and delivery of this Agreement, each of the Series 1997-1 Support Letter of Credit Providers hereunder is issuing a Series 1997-1 Support Letter of Credit to the Series 1997-1 Letter of Credit Provider to reimburse the Series 1997-1 Letter of Credit Provider for amounts drawn under the Series 1997-1 Letter of Credit on a pro rata basis with respect to each other and with respect to GM's reimbursement of such amounts pursuant to the GM Series 1997-1 Support Agreement.

         11. Contemporaneously with the execution and delivery of this Agreement, GM, in its capacity as a GM Series 1997-1 Support Provider pursuant to the GM Series 1997-1 Support Agreement, RFC, the Lessees and NFLP are entering into that certain GM Series 1997-1 Support Reimbursement Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "GM Series 1997-1 Support Reimbursement Agreement"), to provide for (i) the reimbursement by RFC of draws upon the GM Series 1997-1 Support Agreement that are made by the Series 1997-1 Letter of Credit Provider as reimbursement for draws upon the Series 1997-1 Letter of Credit that were made as liquidity support for RFC's obligation to repay maturing Commercial Paper Notes, (ii) the reimbursement by any Lessee of any draws upon the GM Series 1997-1 Support Agreement that are made by the Series 1997-1 Letter of Credit Provider as reimbursement for draws upon the Series 1997-1 Letter of Credit that were made as partial credit support for the failure by such Lessee to pay amounts owed by such Lessee under the Series 1997 Lease, (iii) the reimbursement by RFC and the Lessees of any draws that are made upon the GM Series 1997-1 Support Agreement by the Series 1997-1 Letter of Credit Provider as reimbursement for a Series 1997-1 LOC Termination Disbursement and (iv) the reimbursement by National of any draws that are made upon the GM Series 1997-1 Support Agreement by the Series 1997-1 Letter of Credit Provider as reimbursement for any draws upon the Series 1997-1 Letter of Credit that were made as credit support for amounts owed by National under Section 5.10 of the Series 1997-1 Supplement, all of which payments as of any date by each of RFC, National and the other Lessees shall be made only after the payment in full of all amounts payable by RFC, National and the other Lessees to the Series 1997-1 Support Letter of Credit Providers as of such date pursuant to this Agreement.

         12. Contemporaneously with the execution and delivery of this Agreement, RFC, the Lessees and Republic are entering into the Series 1997-1 Letter of Credit Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Letter of Credit Agreement"), to provide for the payment and repayment of certain fees and expenses and other obligations of RFC, the Lessees and Republic to the Series 1997-1 Letter of Credit Provider in connection with the execution and delivery by the Series 1997-1 Letter of Credit Provider of the Series 1997-1 Letter of Credit.

         13. RFC, the Lessees, NFLP, Republic and the Series 1997-1 Support Letter of Credit Providers hereunder are entering into this Agreement to provide for (i) the reimbursement by RFC of draws upon the Series 1997-1 Support Letters of Credit that are made by the Series 1997-1 Letter of Credit Provider as reimbursement for draws upon the Series 1997-1 Letter of Credit that were made as liquidity support for RFC's obligation to repay maturing Commercial Paper Notes, (ii) the reimbursement by any Lessee of any draws upon the Series 1997-1 Support Letters of Credit that are made by the Series 1997-1 Letter of Credit Provider as reimbursement for draws upon the Series 1997-1 Letter of Credit that were made as partial credit support for the failure by such Lessee to pay amounts owed by such Lessee under the Series 1997 Lease,
(iii) the reimbursement by RFC (and the Lessees) of draws upon the Series 1997-1 Support Letters of Credit that are made by the Series 1997-1 Letter of Credit Provider as reimbursement for a Series 1997-1 LOC Termination Disbursement, (iv) the guaranty of the reimbursement obligations of each of the Lessees by Republic and ( v) the reimbursement by National of any draws that are made upon the Series 1997-1 Support Letters of Credit by the Series 1997-1 Letter of Credit Provider as reimbursement for any draws upon the Series 1997-1 Letter of Credit that were made as credit support for amounts owed by National under Section 5.10 of the Series 1997-1 Supplement.

         NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, and for due and adequate consideration, which the parties hereto hereby acknowledge, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in (i) the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Series 1997-1 Liquidity Agreement and Section 4.5, (ii) the Definitions List attached as Annex A to the Series 1997-1 Supplement, as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof and Section 4.5, and (iii) the Definitions List attached as Schedule 1 to the Base Indenture, as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned to such term in more than one of the lists or agreements referred to in clauses (i) through (iii), then (x) if a meaning is assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, such meaning shall apply herein, and (y) if a meaning is not assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, then the meaning assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Supplement shall apply herein.


                                   ARTICLE II

              ISSUANCE OF SERIES 1997-1 SUPPORT LETTERS OF CREDIT;
                            REIMBURSEMENT OBLIGATION

         Section 2.1. Issuance of Series 1997-1 Support Letters of Credit; Substitute Series 1997-1 Support Letters of Credit; Extensions of the Series 1997-1 Support Letters of Credit. (a) Each of the Series 1997-1 Support Letter of Credit Providers hereby agrees, on the terms and subject to the conditions hereinafter set forth, to issue an irrevocable letter of credit of even date herewith in substantially the form attached hereto as Exhibit A (as any such letter of credit may be amended, supplemented, restated or otherwise modified or substituted or replaced from time to time in accordance with the terms hereof and thereof, each a "Series 1997-1 Support Letter of Credit" and, together with any other Series 1997-1 Support Letter of Credit, the "Series 1997-1 Support Letters of Credit"), in each case in the amount set forth in
Schedule 2 attached hereto (such Series 1997-1 Support Letter of Credit Provider's "Support Letter of Credit Commitment" and, together with each other Series 1997-1 Support Letter of Credit Provider's Support Letter of Credit Commitment, the "Support Letter of Credit Commitments") to the Series 1997-1 Letter of Credit Provider to reimburse the Series 1997-1 Letter of Credit Provider for draws that are made on the Series 1997-1 Letter of Credit (i) as liquidity support for the Commercial Paper Notes (in respect of Liquidity Demands and Termination Demands under the Series 1997-1 Letter of Credit, which shall be Support Liquidity Demands and Support Termination Demands under the Series 1997-1 Support Letters of Credit, respectively), (ii) as credit support for payments due under the Series 1997 Lease, the rights under which have been assigned by NFLP to the Enhancement Agent under the Series 1997-1 Supplement (in respect of Credit Demands and Termination Demands under the Series 1997-1 Letter of Credit, which shall be Support Credit Demands and Support Termination Demands under the Series 1997-1 Support Letters of Credit, respectively), (iii) as support for a Series 1997-1 LOC Termination Disbursement under Section

5.11 of the Series 1997-1 Supplement, and (iv) as credit support for payments due from National under Section 5.10 of the Series 1997-1 Supplement. Each Series 1997-1 Support Letter of Credit Provider's Support Letter of Credit Commitment will be for a term expiring on the date (the "Support Expiration Date") that is the earlier of (i) October 29, 2000 or such later date to which the term of such Series 1997-1 Support Letter of Credit Provider's Series 1997-1 Support Letter of Credit is extended pursuant to Section 2.1(c) (or if any such date is not a Business Day, the immediately preceding Business Day) (the "Scheduled Support Expiration Date") and (ii) the date on which all amounts outstanding under the Series 1997-1 Letter of Credit have been repaid in full and the Series 1997-1 Letter of Credit has expired or been terminated.

         (b) If a successor Series 1997-1 Letter of Credit Provider is appointed, promptly following the appointment of such successor Series 1997-1 Letter of Credit Provider, pursuant to the terms of each Series 1997-1 Support Letter of Credit Provider's respective Series 1997-1 Support Letter of Credit, and upon receipt of an Instruction to Transfer substantially in the form of Annex G to the related Series 1997-1 Support Letter of Credit, each Series 1997-1 Support Letter of Credit Provider shall deliver for the benefit of such successor and the current Series 1997-1 Letter of Credit Provider, in exchange for its outstanding Series 1997-1 Support Letter of Credit, a substitute letter of credit substantially in the form of Exhibit A hereto having terms substantially identical to its then outstanding Series 1997-1 Support Letter of Credit, but in favor of such successor.

         (c) If Republic, on behalf of the Lessees, and RFC wish to extend the Scheduled Support Expiration Date for purposes of this Agreement and the Series 1997-1 Support Letters of Credit, they shall give each of the Series 1997-1 Support Letter of Credit Providers written notice to such effect not more than one hundred (100) days and not less than eighty-five (85) days prior to the date that is one year from the Series 1997-1 Closing Date (or if such day is not a Business Day then on the next succeeding Business Day) and thereafter not more than one hundred (100) days and not less than eighty-five (85) days prior to each subsequent one-year anniversary of the Series 1997-1 Closing Date. If Republic, on behalf of the Lessees, and RFC shall make such request, each Series 1997-1 Support Letter of Credit Provider shall notify each of Republic, RFC, the Series 1997-1 Letter of Credit Provider and the Enhancement Agent in writing of its decision whether or not to so extend its Scheduled Support Expiration Date, which decision shall be in its sole and absolute discretion, not later than thirty (30) days after the notice is given from the RFC and Republic on behalf of the Lessees referred to above, stating that such Series 1997-1 Support Letter of Credit Provider has or has not agreed to extend such Scheduled Support Expiration Date for an additional year (or lesser period) and, if such Series 1997-1 Support Letter of Credit Provider does so consent, the conditions of such consent (including conditions relating to legal documentation). If any Series 1997-1 Support Letter of Credit Provider shall not so notify RFC and Republic on behalf of the Lessees, such Series 1997-1 Support Letter of Credit Provider shall be deemed not to have consented to such request. Subject to paragraph (e) of this Section 2.1, if any Series 1997-1 Support Letter of Credit Provider desires to extend its Scheduled Support Expiration Date, such Series 1997-1 Support Letter of Credit Provider shall, as the Series 1997-1

Letter of Credit Provider may elect, either (i) issue to the Series 1997-1 Letter of Credit Provider in exchange for and upon receipt of its then outstanding Series 1997-1 Support Letter of Credit, a substitute letter of credit having terms substantially identical to the then outstanding Series 1997-1 Support Letter of Credit but expiring on the Scheduled Support Expiration Date, as so extended, or (ii) deliver to the Series 1997-1 Letter of Credit Provider an amendment to its then outstanding Series 1997-1 Support Letter of Credit, to reflect such extension of the Scheduled Support Expiration Date.

         (d) If any such Series 1997-1 Support Letter of Credit Provider does not consent to the extension of its Scheduled Support Expiration Date pursuant to paragraph (c) of this Section 2.1, each of the Lessees, Republic and RFC shall use their best efforts to obtain, no later than forty-five (45) days prior to the Scheduled Support Expiration Date for such Series 1997-1 Support Letter of Credit Provider, a successor institution to act as such Series 1997-1 Support Letter of Credit Provider subject to the satisfaction of the conditions set forth in Section 4.22 with respect to the participation of an additional Series 1997-1 Support Letter of Credit Provider or, in the alternative, no later than the Scheduled Support Expiration Date for such Series 1997-1 Support Letter of Credit Provider, to otherwise provide support to the credit enhancement to be provided by such Series 1997-1 Support Letter of Credit Provider for the Series 1997 Lease payments to be made by the Lessees with (1) the funding of the Series 1997-1 Cash Collateral Account with cash, (2) other cash collateral accounts, overcollateralization or subordinated securities or
(3) a surety bond or other similar arrangement, in each case in an amount equal to the amount of such Series 1997-1 Support Letter of Credit Provider's Support Letter of Credit Amount (as defined in the related Series 1997-1 Support Letter of Credit) immediately prior to any drawing referred to in subsection (f) below (whether funded from a Support Termination Disbursement or otherwise), and in which case the Series 1997-1 Fronting Letter of Credit Amount (as defined in the Series 1997-1 Letter of Credit) shall be reduced by such amount as provided in the Series 1997-1 Letter of Credit; provided, however, that any such other form of substitute credit enhancement referred to in the foregoing clauses (2) and (3) shall be subject to (x) receipt by the Series 1997-1 Liquidity Agent of the prior written notification of each Rating Agency that its then current rating of RFC's Commercial Paper Notes Outstanding shall not be reduced or withdrawn as a result thereof, and (y) with respect to any such form of substitute credit enhancement referred to in the foregoing clause (3), if the ratings with respect to such substitute credit enhancement, if applicable, are less than "A-1" or the equivalent from S&P and "P-1" or the equivalent from Moody's, the approval of the Majority Banks; provided further, however, that only after all amounts then owing to such Series 1997-1 Support Letter of Credit Provider hereunder have been paid in full shall the letter of credit issued by such successor bank or banks or such other substitute credit enhancement be substituted for such Series 1997-1 Support Letter of Credit Provider's Series 1997-1 Support Letter of Credit. If such a successor institution or such other substitute credit enhancement is obtained, each of the Lessees and RFC and, if applicable, such successor institution shall (i) sign such documents and instruments as shall be appropriate to evidence such successor institution's issuance of a substitute letter of credit or such other substitute credit enhancement, (ii) return to such Series 1997-1 Support Letter of

Credit Provider its then outstanding Series 1997-1 Support Letter of Credit and
(iii) deliver to the Series 1997-1 Letter of Credit Provider a substitute letter of credit having terms substantially identical to the then outstanding Series 1997-1 Support Letter of Credit but expiring on the Scheduled Support Expiration Date as so extended and with such successor institution as the issuer thereof or deliver such other substitute credit enhancement in form and substance acceptable to the Series 1997-1 Letter of Credit Provider in its sole discretion.

         (e) Neither any extension of the Scheduled Support Expiration Date with respect to any Series 1997-1 Support Letter of Credit pursuant to Section 2.1(c) nor any substitution of any Series 1997-1 Support Letter of Credit pursuant to Section 2.1(d) shall be effective unless, on the date of such extension of the Scheduled Support Expiration Date or substitution of any Series 1997-1 Support Letter of Credit, (i) the conditions with respect to such extension or substitution have been satisfied or waived, and (ii) the related Series 1997-1 Support Letter of Credit Provider has not notified the Series 1997-1 Liquidity Agent in writing on such date of such non-extension or non-substitution.

         (f) If (i) Republic, acting on behalf of the Lessees, and RFC do not request an extension of the Scheduled Support Expiration Date with respect to any Series 1997-1 Support Letter of Credit or (ii) the related Series 1997-1 Support Letter of Credit Provider does not consent to the extension of its Scheduled Support Expiration Date pursuant to paragraph (c) of this Section 2.1 and the Lessees, Republic and RFC do not obtain a successor Series 1997-1 Support Letter of Credit Provider or other substitute support credit enhancement prior to the date which is forty-five (45) days prior to the Scheduled Support Expiration Date, then Republic, acting on behalf of the Lessees, and RFC shall immediately notify the Enhancement Agent and the Enhancement Agent, pursuant to the terms of the Series 1997-1 Supplement, is to execute and deliver to the Series 1997-1 Letter of Credit Provider a certificate notifying the Series 1997-1 Letter of Credit Provider of the nonextension of a Series 1997-1 Support Letter of Credit and immediately upon the receipt of such certificate the Series 1997-1 Letter of Credit Provider, pursuant to the terms of the Series 1997-1 Letter of Credit Agreement, is to execute and deliver to the Series 1997-1 Support Letter of Credit Provider whose Series 1997-1 Support Letter of Credit has not been extended or substituted a Certificate of Support Termination Demand for Nonextension substantially in the form attached as Annex D to the related Series 1997-1 Support Letter of Credit and the Series 1997-1 Support Letter of Credit Provider shall deliver to the Series 1997-1 Letter of Credit Provider the amount set forth in such Certificate of Support Termination Demand for Nonextension.

         (g) If an institution is obtained to succeed any Series 1997-1 Support Letter of Credit Provider or other substitute credit enhancement is obtained to replace the related Series 1997-1 Support Letter of Credit pursuant to this Section 2.1, then the Lessees and RFC and, if applicable, such successor institution shall (a) sign such documents and instruments as shall be appropriate to evidence such successor institution's issuance of a substitute letter of credit or such other substitute credit enhancement, (b) cause the return to such Series 1997-1 Support

Letter of Credit Provider of its then outstanding Series 1997-1 Support Letter of Credit and (c) deliver to the Series 1997-1 Letter of Credit Provider a substitute letter of credit having terms identical to the then outstanding Series 1997-1 Support Letter of Credit but with such successor institution as the issuer thereof or deliver such other substitute credit enhancement in form and substance acceptable to the Series 1997-1 Letter of Credit Provider in its sole discretion. RFC shall provide prompt written notice to each Rating Agency and the Dealers of the appointment of any such successor institution in accordance with the terms of this Agreement.

         Section 2.2. Disbursements. (a) Upon presentation by the Series 1997-1 Letter of Credit Provider to each Series 1997-1 Support Letter of Credit Provider of a certificate in the form of Annex A to its Series 1997-1 Support Letter of Credit, each Series 1997-1 Support Letter of Credit Provider shall make a disbursement (each such disbursement, a "Support Credit Disbursement") in an amount equal to its Pro Rata Share (as defined below) of the amount drawn upon the Series 1997-1 Letter of Credit (as determined by the Series 1997-1 Letter of Credit Provider) as a Series 1997-1 LOC Credit Disbursement at the time, in the manner and to the account specified in its Series 1997-1 Support Letter of Credit. "Pro Rata Share" means, for purposes of this Agreement, with respect to any Series 1997-1 Support Letter of Credit Provider as of any date, the fraction (expressed as a percentage) obtained by dividing such Series 1997-1 Support Letter of Credit Provider's Support Letter of Credit Amount as of such date by an amount equal to the sum of (i) the aggregate amount of the Support Letter of Credit Amounts of all the Series 1997-1 Support Letter of Credit Providers under their respective Series 1997-1 Support Letters of Credit as of such date plus (ii) the Available GM Support Amount as of such date; provided that only for purposes of calculating the Pro Rata Share with respect to any Series 1997-1 Support Letter of Credit Provider as of any date, the Support Letter of Credit Amount as of such date of any Series 1997-1 Support Letter of Credit Provider who has not paid any Support Credit Demand, Support Liquidity Demand, Support Termination Demand or Support Termination Demand for Nonextension (as such terms are defined in Exhibit A hereto) payable as of such date (and the Available GM Support Amount as of such date of the GM Series 1997-1 Support Provider if the GM Series 1997-1 Support Provider has not paid any Support Credit Demand, Support Liquidity Demand, Support Termination Demand or Support Reduction Demand payable as of such date) will be deemed to be reduced (for calculation purposes only) by the amount of such Support Credit Demand, Support Liquidity Demand, Support Termination Demand, Support Termination Demand for Nonextension or Support Reduction Demand in making such calculation (provided that the foregoing calculation shall not in any manner reduce the actual liability of any Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider in respect of any failure to pay any such Support Credit Demand, Support Liquidity Demand, Support Termination Demand, Support Termination Demand for Nonextension or Support Reduction Demand).

         (b) Upon presentation by the Series 1997-1 Letter of Credit Provider to each Series 1997-1 Support Letter of Credit Provider of a certificate in the form of Annex B to its Series 1997-1 Support Letter of Credit, each Series 1997-1 Support Letter of Credit Provider shall make a disbursement (each such disbursement, a "Support Liquidity Disbursement") in an amount equal to its Pro Rata Share of the amount drawn upon the Series 1997-1 Letter of Credit (as determined by the Series 1997-1 Letter of Credit Provider) as a Series 1997-1 LOC Liquidity Disbursement at the time, in the manner and to the account specified in its Series 1997-1 Support Letter of Credit.

         (c) Upon presentation by the Series 1997-1 Letter of Credit Provider to each Series 1997-1 Support Letter of Credit Provider of a certificate in the form of Annex C to its Series 1997-1 Support Letter of Credit, each Series 1997-1 Support Letter of Credit Provider shall make a disbursement in an amount equal to its Pro Rata Share of the amount drawn upon the Series 1997-1 Letter of Credit (as determined by the Series 1997-1 Letter of Credit Provider) as a Series 1997-1 LOC Termination Disbursement, in the manner and to the account specified in its Series 1997-1 Support Letter of Credit.

         (d) Upon presentation by the Series 1997-1 Letter of Credit Provider to any Series 1997-1 Support Letter of Credit Provider of a certificate in the form of Annex D to its Series 1997-1 Support Letter of Credit, such Series 1997-1 Support Letter of Credit Provider shall make a disbursement in an amount equal to its Series 1997-1 Support Letter of Credit Amount as of the date of such certificate, in the manner and to the account specified in its Series 1997-1 Support Letter of Credit (any such disbursement (or any disbursement described in Section 2.2(c)), a "Support Termination Disbursement").

         Section 2.3. Reimbursement. (a) Each Lessee agrees to pay to each Series 1997-1 Support Letter of Credit Provider on demand (which demand may be made upon Republic) on or after each date on which such Series 1997-1 Support Letter of Credit Provider shall make any Support Credit Disbursement under its Series 1997-1 Support Letter of Credit or on which any amount shall be converted to a Support Credit Disbursement pursuant to Section 2.18 (provided, that with respect to any Support Credit Disbursement that is with respect to a Series 1997-1 LOC Credit Disbursement for amounts owed by National under
Section 5.10 of the Series 1997-1 Supplement, such agreement is made solely by National), (A) an amount equal to the portion of such Support Credit Disbursement allocable to amounts due and payable by such Lessee under the Series 1997 Lease as determined by the Enhancement Agent upon any such demand by such Series 1997-1 Letter of Credit Provider or, in the event such Support Credit Disbursement is in respect of amounts owed by National under Section
5.10 of the Series 1997-1 Supplement, an amount equal to such amount owed by National, plus (B) interest on any amount remaining unpaid by such Lessee to such Series 1997-1 Support Letter of Credit Provider under clause (A) above, from (and including) the date such amount is paid by such Series 1997 Support Letter of Credit Provider under its Series 1997-1 Support Letter of Credit (or, if earlier, the date such Series 1997-1 Support Letter of Credit Provider is obligated to pay interest to the Series 1997-1 Letter of Credit Provider in respect of the Series 1997-1 LOC Credit Disbursement which resulted in such Support Credit Disbursement), or on the date of such conversion, as the case may be, until payment in full thereof (after as well as before judgment), at a rate equal to the

Base Rate from time to time in effect (as calculated in accordance with Section 2.4, including paragraph (f) thereof), such interest to be payable on demand (which demand may be made upon Republic) or, if prior to such demand, on the third (3rd) Business Day of each calendar quarter.

         (b) Any Support Liquidity Disbursement paid under the Series 1997-1 Support Letters of Credit shall be due from RFC to the extent of funds available for the payment of Support Liquidity Disbursements, in accordance with the terms of the Series 1997-1 Collateral Agreement, on each date on which principal in respect of a Liquidity Advance is being repaid, in an amount equal to (i) the unpaid balance of such Support Liquidity Disbursement (or if such repayment is due to a Borrowing Base Deficiency, the amount necessary to cure such Borrowing Base Deficiency), plus (ii) interest on such Support Liquidity Disbursement remaining unpaid (or portion thereof being repaid if not at the end of an Interest Period) by RFC from (and including) the date the Series 1997-1 Support Letter of Credit Providers pay such Support Liquidity Disbursement (or, if earlier, the date such Series 1997-1 Support Letter of Credit Provider is obligated to pay interest to the Series 1997-1 Letter of Credit Provider in respect of the Series 1997-1 LOC Liquidity Disbursement which resulted in such Support Liquidity Disbursement) until payment in full thereof (after as well as before judgment) or until the date such Support Liquidity Disbursement is converted to a Support Credit Disbursement pursuant to Section 2.18 (but solely to the extent such Support Liquidity Disbursement is converted to a Support Credit Disbursement) at the interest rate applicable to such Support Liquidity Disbursement in accordance with Section 2.4.

         (c) In the event of a Support Termination Disbursement under a Series 1997-1 Support Letter of Credit in accordance with Section 2.2(c) or Section 2.2(d), RFC agrees to pay to the Series 1997-1 Support Letter of Credit Provider with respect to such Series 1997-1 Support Letter of Credit, not later than the Scheduled Support Expiration Date therefor (but subject to the immediately succeeding sentence), an amount equal to:

                 (i) a percentage of the amount of such Support Termination Disbursement from time to time outstanding (the "RFC Termination Reimbursement Share") equal to the product of (A) the quotient (but no greater than one) obtained by dividing (1) the result (but no less than zero) of (x) the Aggregate Face Amount minus (y) the Aggregate Liquidity Commitment net of Liquidity Advances Outstanding by (2) the Series 1997-1 Letter of Credit Amount, in each case immediately prior to such Support Termination Disbursement and (B) 100, plus

                 (ii) interest on the RFC Termination Reimbursement Share remaining unpaid by RFC from the date of payment of such Support Termination Disbursement by such Series 1997-1 Support Letter of Credit Provider or, if earlier, the date such Series 1997-1 Support Letter of Credit Provider is obligated to pay interest to the Series 1997-1 Letter of Credit Provider in respect of the Series 1997-1 LOC Termination Disbursement which resulted in such Support Termination Disbursement until payment in full of the RFC Termination Reimbursement Share by RFC to the Series 1997-1 Support Letter of Credit Providers (after as well as before judgment), at the interest rate applicable to such Support Termination Disbursement in accordance with Section 2.4.

Such amounts shall be considered due from RFC to the extent of funds available for the payment of the RFC Termination Reimbursement Share of such Support Termination Disbursement in accordance with the terms of the Series 1997-1 Collateral Agreement and in any event shall be paid in full within eighteen
(18) months after the making of such Support Termination Disbursement. For purposes hereof, Support Liquidity Disbursements Outstanding shall include the RFC Termination Reimbursement Share of any Support Termination Disbursement.

         In the event of a Support Termination Disbursement under a Series 1997-1 Support Letter of Credit in accordance with Section 2.2(c) or Section 2.2(d), each Lessee agrees to pay to the Series 1997-1 Support Letter of Credit Provider with respect to such Series 1997-1 Support Letter of Credit an amount equal to:

                 (x) a percentage of the amount of such Support Termination Disbursement that is allocable, as determined by the Enhancement Agent, to amounts due and payable by such Lessee under the Series 1997 Lease (the "Lessee Termination Reimbursement Share") and which in the aggregate for all such Lessees is equal to 100% minus the percentage for computing the RFC Termination Reimbursement Share defined in clause (i) above;

         plus

                 (y) interest on the Lessee Termination Reimbursement Share allocable to such Lessee remaining unpaid by such Lessee from the date of payment of such Support Termination Disbursement by such Series 1997-1 Support Letter of Credit Provider (or, if earlier, the date such Series 1997-1 Support Letter of Credit Provider is obligated to pay interest to the Series 1997-1 Letter of Credit Provider in respect of the Series 1997-1 LOC Termination Disbursement which resulted in such Support Termination Disbursement) until payment in full of the Lessee Termination Reimbursement Share by such Lessee to the Series 1997-1 Support Letter of Credit Providers (after as well as before judgment), at the interest rate applicable to such Support Termination Disbursement in accordance with Section 2.4.

Such amounts shall be considered immediately due and payable from each such Lessee except with respect to the Lessee Termination Reimbursement Share of any Support Termination Disbursement that is due and payable pursuant to Section 5.11(c) of the Series 1997-1 Supplement, which amounts shall be due and payable 30 days (or if such 30th day is not a Business Day, the immediately following Business Day) following the date of payment. For purposes hereof, Support Credit Disbursements Outstanding shall include the Lessee Termination Reimbursement Share of any Support Termination Disbursement.

         (d) Earnings from investments in the Series 1997-1 Cash Collateral Account shall be paid to (i) the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider on a pro rata basis based upon their respective payments to such account (as determined by the Enhancement Agent) to the extent accruing on the amount of a Support Termination Disbursement (as defined in Section 2.2(d) with respect to any Series 1997-1 Support Letter of Credit Provider and as defined in Section 2.2(c) of the GM Series 1997-1 Support Agreement with respect to the GM Series 1997-1 Support Provider) until the earlier of the date on which each of the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider has been reimbursed for such amount or the date interest begins to accrue on the amount of such Support Termination Disbursement (as defined in Section 2.2(d) with respect to any Series 1997-1 Support Letter of Credit Provider and as defined in Section 2.2(c) of the GM Series 1997-1 Support Agreement with respect to the GM Series 1997-1 Support Provider), and
(ii) to RFC or the related Lessee, as applicable, otherwise. Any amounts (other than earnings on investments) released from the Series 1997-1 Cash Collateral Account in accordance with Section 5.13(d) of the Series 1997-1 Supplement shall be paid to the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider on a pro rata basis (as determined by the Enhancement Agent) to the extent any of the Series 1997-1 Support Letter of Credit Providers or the GM Series 1997-1 Support Provider has not been fully reimbursed by RFC and the Lessees under clauses (a) and (c) above for Support Credit Disbursements or a Support Termination Disbursement payable to the Series 1997-1 Support Letter of Credit Providers or Section 2.3
(a) and (c) of the GM Series 1997-1 Support Reimbursement Agreement for Support Credit Disbursements or Support Termination Disbursements payable to the GM Series 1997-1 Support Provider (as such terms are defined thereunder). Upon reimbursement in full to the Series 1997-1 Support Letter of Credit Providers of amounts owed under clauses (a) and (c) above and to the GM Series 1997-1 Support Letter of Credit Provider under the GM Series 1997-1 Support Reimbursement Agreement of such amounts owed to the GM Series 1997-1 Support Provider under Sections 2.3(a) and (c) of the GM Series 1997-1 Support Reimbursement Agreement, amounts released from the Series 1997-1 Cash Collateral Account in accordance with Section 5.13(d) of the Series 1997-1 Supplement shall be paid to RFC and the Lessees on a pro rata basis up to the amounts paid by RFC and the Lessees as reimbursement for Support Termination Disbursements hereunder and Support Termination Disbursements under the Series 1997-1 GM Support Reimbursement Agreement.

         (e) After a Support Termination Disbursement has been made, any withdrawals made by the Enhancement Agent from the Series 1997-1 Cash Collateral Account in respect of a Series 1997-1 Lease Payment Deficit shall be reimbursed to the Series 1997-1 Cash Collateral Account in accordance with
Section 5.2 of the Series 1997-1 Supplement.

         Section 2.4. Advances; Interest. (a) Each Support Liquidity Disbursement and the RFC Termination Reimbursement Share of each Support Termination Disbursement made by the Series 1997-1 Support Letter of Credit Providers shall constitute an advance to RFC which shall initially be a Base Rate Advance in the amount of any such Support Disbursement.

         (b) So long as no Event of Default or Potential Event of Default (as such terms are defined in Section 2.17) then exists, (i) RFC, in the case of a Support Liquidity Disbursement or the RFC Termination Reimbursement Share of a Support Termination Disbursement, (ii) Republic, in the case of a Support Termination Disbursement pursuant to Section 5.11 of the Series 1997-1 Supplement resulting from the downgrade of the Series 1997-1 Letter of Credit Provider and (iii) Republic (on behalf of the Lessees), in the case of a Support Credit Disbursement that was a Support Liquidity Disbursement converted to a Support Credit Disbursement pursuant to Section 2.18, may from time to time elect to have such Support Disbursement that is deemed to be a Base Rate Advance pursuant to subsection (a) above converted into a Eurodollar Advance with an Interest Period as specified by RFC or Republic, as the case may be, by notice to the Series 1997-1 Support Letter of Credit Providers, stating the amount of such Eurodollar Advance and the first day and length of the Interest Period for such Eurodollar Advance, received by the Series 1997-1 Support Letter of Credit Providers before 11:00 a.m. (New York City time) not less than three (but in any event not more than five) Business Days prior to the first day of such Interest Period.

         (c) With respect to each Eurodollar Advance hereunder, such Eurodollar Advance shall automatically be converted to a Base Rate Advance at the end of each Interest Period therefor unless RFC or Republic, as applicable, shall have given the Series 1997-1 Support Letter of Credit Providers a notice requesting an additional Eurodollar Advance to be made upon the expiration of the Interest Period of the Eurodollar Advance Outstanding and no Event of Default or Potential Event of Default hereunder then exists. Such notice shall be given by RFC or Republic and received by the Series 1997-1 Support Letter of Credit Providers not later than 11:00 a.m. (New York City time) not less than three (3) (but in any event not more than five (5)) Business Days prior to the expiration of the Interest Period of the Eurodollar Advance Outstanding.

         (d) RFC shall pay accrued interest in respect of each Base Rate Advance and Eurodollar Advance hereunder in arrears (whether by demand or otherwise) on each payment date as follows: (i) with respect to any Base Rate Advance, on the third Business Day of each calendar quarter, beginning with the first such date to occur after such Base Rate Advance is made; (ii) with respect to any Eurodollar Advance, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three-month anniversary of the commencement of such Interest Period); (iii) in the case of any payment or prepayment, in whole or in part, of principal outstanding on any Base Rate Advance or Eurodollar Advance, on the amount and on the date of such payment or prepayment; (iv) with respect to any Base Rate Advance converted into a Eurodollar Advance on a day when interest would not otherwise have been payable pursuant to the preceding clause (i), on the date of such conversion; and (v) on that portion of any Base Rate Advance or Eurodollar Advance which is due and payable upon demand or accelerated pursuant to any provision of this Agreement, immediately upon such demand or acceleration. The interest payable on any Base Rate Advance hereunder is equal to the aggregate interest accrued for the period during which such Base Rate Advance has been Outstanding, calculated as the product of, with respect to each day during the term of such Base Rate Advance, (A) the Base Rate for such day multiplied by
(B) the unpaid principal amount of such Base Rate Advance. The interest payable on any Eurodollar Advance hereunder is equal to the aggregate interest accrued for the period during which such Eurodollar Advance has been Outstanding, calculated as the product of, with respect to each day during the term of such Eurodollar Advance, (A) the Eurodollar Rate (Reserve Adjusted) for the Interest Period within which such day occurs multiplied by (B) the unpaid principal amount of such Eurodollar Advance. Interest on each Support Disbursement shall begin to accrue on the date on which such Support Disbursement is made.

         (e) Interest accruing based on the Base Rate shall be computed on the basis of the actual number of days elapsed and a 365 (or, if applicable, 366) day year. Interest accruing based on the Eurodollar Rate (Reserve Adjusted) shall be computed on the basis of the actual number of days elapsed and a 360 day year. The Series 1997-1 Support Letter of Credit Providers shall be entitled to receive notice of changes in the Eurodollar Rate pursuant to the Series 1997-1 Liquidity Agreement.

         (f) After the date on which any Support Disbursement is due and payable (whether on the last day of an Interest Period or otherwise), or after any other monetary obligation of any of the Lessees, RFC or Republic under this Agreement is due and payable, each such Lessee, RFC or Republic, as the case may be, shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on the principal amount of such Support Disbursement then outstanding (whether or not the same shall then be due and payable) and on each such other monetary obligation of such Lessee, RFC or Republic hereunder (but only if the same shall then be due and payable in accordance with the terms of this Agreement) at a rate per annum equal to a margin of 2% per annum plus (i) in the case of any Support Disbursements then outstanding and in respect of which Interest Periods remain in effect, the respective interest rates then applicable to such Support Disbursements, and (ii) in all other cases, a rate per annum equal to the rate per annum that would then be in effect with respect to a Base Rate Advance.

         Section 2.5. Prepayments. (a) Any Support Disbursements may be prepaid in whole or in part at any time on a pro rata basis, provided that (i) each prepayment of a Support Disbursement shall be accompanied by the payment of accrued interest on the amount prepaid to but not including the date of repayment and shall be made prior to 11:00 a.m. New York City time on such date and (ii) if any portion of a Eurodollar Advance hereunder is repaid on a day other than the last day of an Interest Period applicable thereto, such prepayment shall be accompanied by the payment of any amount owing under
Section 2.13.

         (b) If Commercial Paper Notes can be issued on any day when Support Liquidity Disbursements are Outstanding, then RFC agrees to issue such Commercial Paper Notes to the extent it is permitted to do so under the Depositary Agreement and the Series 1997-1 Liquidity Agreement and, if any of the proceeds of such Commercial Paper Notes are not necessary to repay in full all Commercial Paper Notes maturing on such day, for pro rata application to
(i) reimburse the Liquidity Lenders for Liquidity Advances made under the Series 1997-1 Liquidity Agreement on such day and (ii) reimburse the Series 1997-1 Support Letter of Credit Providers for any Support Liquidity Disbursement made on such day on a pro rata basis, then RFC shall immediately use such proceeds not necessary for any of the foregoing purposes to (A) prepay pro rata any Support Liquidity Disbursements Outstanding hereunder made as a Base Rate Advance and any Base Rate Advances Outstanding under the Series 1997-1 Liquidity Agreement and (B) repay pro rata any Support Liquidity Disbursements Outstanding hereunder made as a Eurodollar Advance and any Eurodollar Advances Outstanding under the Series 1997-1 Liquidity Agreement each with an Interest Period ending on such day. RFC shall not be obligated to issue Commercial Paper Notes on such day to the extent the proceeds are not necessary to make all of the repayments and reimbursements referred to above or to the extent RFC would incur amounts under Section 2.13 from the prepayment of any Eurodollar Advance hereunder. Each such repayment shall be accompanied by accrued interest on the amount repaid to the date of repayment.

         (c) Support Liquidity Disbursements shall be prepaid, together with interest accrued thereon and any amounts payable in respect thereto on any date on which Borrowing Base Deficiency exists on a pro rata basis with Liquidity Advances in the manner and to the extent provided in Section 4.1.2(b) of the Series 1997-1 Liquidity Agreement.

         (d) Any prepayments payable by RFC pursuant to this Section 2.5 shall be, in each case, an application of funds in accordance with Section 2.01 or 5.02(b) of the Series 1997-1 Collateral Agreement.

         Section 2.6. Facility Fees. Republic hereby agrees to pay to each of the Series 1997-1 Support Letter of Credit Providers a letter of credit commission (the "Support Letter of Credit Facility Fee"), as set forth in the fee letters between Republic and each Series 1997-1 Support Letter of Credit Provider, dated as of even date herewith.

         Section 2.7. No Liability of Series 1997-1 Support Letter of Credit Providers. RFC, the Series 1997-1 Lessees and Republic each acknowledge that the Series 1997-1 Support Letter of Credit Providers are not responsible for any risks of acts or omissions of the Series 1997-1 Letter of Credit Providers or any other beneficiary or transferee of the Series 1997-1 Support Letters of Credit with respect to its use of the Series 1997-1 Support Letters of Credit. Neither the Series 1997-1 Support Letter of Credit Providers nor any of their respective employees, officers or directors shall be liable or responsible for:
(a) the use which may be made of the Series 1997-1 Support Letters of Credit or any acts or omissions of the Series 1997-1 Letter of Credit Provider and any transferee in connection therewith; (b) the validity or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, fraudulent or forged; (c) payment by the Series 1997-1 Support Letter of Credit Providers against presentation of documents which do not comply with the terms of the Series 1997-1 Support Letters of Credit including failure of any documents to bear any reference or adequate reference to the Series 1997-1 Support Letters of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Series 1997-1 Support Letters of Credit; provided, however, that the Series 1997-1 Support Letter of Credit Providers shall be liable to RFC and each Lessee, to the extent of any direct, as opposed to consequential, damages suffered by RFC or any Lessee which were caused by (i) any Series 1997-1 Support Letter of Credit Provider's willful misconduct or gross negligence in determining whether documents presented under the related Series 1997-1 Support Letter of Credit comply with the terms of the Series 1997-1 Support Letter of Credit, (ii) any Series 1997-1 Support Letter of Credit Provider's gross negligence in failing to make or willful failure to make lawful payment under the related Series 1997-1 Support Letter of Credit after the presentation to such Series 1997-1 Support Letter of Credit Provider by the Series 1997-1 Letter of Credit Provider of a certificate strictly complying with the terms and conditions of the Series 1997-1 Support Letters of Credit or (iii) any Series 1997-1 Support Letter of Credit Provider's gross negligence or willful misconduct in making or failing to make payment under the related Series 1997-1 Support Letter of Credit under any other circumstances whatsoever. In furtherance and not in limitation of the foregoing, the Series 1997-1 Support Letter of Credit Providers may accept documents that appear on their face, to be in order, without responsibility for further investigation.

         Section 2.8. Surrender of the Series 1997-1 Support Letters of Credit. Provided that any Series 1997-1 Support Letter of Credit Provider is not then in default under the related Series 1997-1 Support Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by the Series 1997-1 Letter of Credit Provider under such Series 1997-1 Support Letter of Credit, such Series 1997-1 Support Letter of Credit Provider shall instruct the Series 1997-1 Letter of Credit Provider to surrender, and the Series 1997-1 Letter of Credit Provider shall surrender, the related
Series 1997-1 Support Letter of Credit to such Series 1997-1 Support Letter of Credit Provider on the earliest of (i) the date on which such Series 1997-1 Support Letter of Credit Provider honors a Support Termination Demand or Support Termination Demand for Nonextension (as such terms are defined in Exhibit A hereto) presented thereunder to the extent of its full Support Letter of Credit Amount as in effect on such date, (ii) the date on which notice is received by such Series 1997-1 Support Letter of Credit Provider from the Series 1997-1 Letter of Credit Provider that an alternate letter of credit or other form of credit enhancement support has been substituted for its Series 1997-1 Support Letter of Credit and such alternate letter of credit or other form of credit enhancement support has been received by the Series 1997-1 Letter of Credit Provider, (iii) the date on which the Series 1997-1 Support Letter of Credit Provider receives written notice from the Series 1997-1 Letter of Credit Provider substantially in the form attached as Annex F to the related Series 1997-1 Support Letter of Credit that (v) RFC is no longer permitted to issue Commercial Paper Notes under the terms of the Series 1997-1 Liquidity Agreement and the Depositary Agreement, (w) the Aggregate Liquidity Commitment of the Liquidity Lenders to make Liquidity Advances is terminated, (x) there are no Liquidity Advances or other obligations supported by its Series 1997-1 Support Letter of Credit outstanding under the Series 1997-1 Liquidity Agreement, (y) there are no longer any Commercial Paper Notes Outstanding and (z) the Series 1997-1 Letter of Credit has expired or been terminated, and (iv) the Support Letter of Credit Expiration Date.

         Section 2.9. Conditions Precedent to Issuance. The following constitute conditions precedent to the obligation of each Series 1997-1 Support Letter of Credit Provider to issue its Series 1997-1 Support Letter of Credit (provided, that such conditions will be deemed to be satisfied upon the issuance of such Series 1997-1 Support Letter of Credit):

                 (i) On the date of issuance of the Series 1997-1 Support Letters of Credit, each condition precedent to (A) the issuance of the Series 1997-1 Note under the Series 1997-1 Note Purchase Agreement and the Series 1997-1 Supplement, (B) the initial Series 1997 Lease Advance under the Series 1997 Lease and (C) the effectiveness of the Series 1997-1 Note Purchase Agreement and the Series 1997-1 Liquidity Agreement shall be satisfied.

                 (ii) On the date of issuance of the Series 1997-1 Support Letters of Credit, all representations and warranties of each of the Lessees and Republic contained in this Agreement and in each other Related Document to which any of the Lessees or Republic is a party shall be true and correct in all material respects immediately prior to, and after giving effect to, the issuance of the Series 1997-1 Support Letters of Credit.

                 (iii) On the date of issuance of the Series 1997-1 Support Letters of Credit, all representations and warranties of RFC contained in this Agreement and in each other CP Program Document to which RFC is a party shall be true and correct immediately prior to, and after giving effect to, the issuance of the Series 1997-1 Support Letters of Credit.

                 (iv) On the date of issuance of the Series 1997-1 Support Letters of Credit, and after giving effect to the transactions contemplated by this Agreement and the Series 1997-1 Support Letters of Credit, there shall exist no Potential Event of Default or Event of Default under this Agreement.

                 (v) The Series 1997-1 Support Letter of Credit Providers shall each have received as of the Series 1997-1 Closing Date a copy of the confirmation letter of S&P to the effect that the Commercial Paper Notes shall have been given a rating of at least "A-1" by S&P, which rating shall be in full force and effect.

                 (vi) The Series 1997-1 Support Letter of Credit Providers shall each have received (A) copies of the opinions of counsel to each of the Lessees, RFC, NFLP and Republic, addressed to each Series 1997-1 Support Letter of Credit Provider and reasonably satisfactory in form and substance to each Series 1997-1 Support Letter of Credit Provider, (B) copies of any representation letters or certificates (or similar documents) provided to the Rating Agencies, the Trustee, any of the Lessees, RFC, or NFLP or Republic by any Eligible Manufacturer with respect to its Manufacturer Program, including any certified copies of any Manufacturer Program or any Assignment and Nominee Agreements, (C) solely to the extent requested by the Rating Agencies, copies of any favorable written opinion of counsel to any Eligible Manufacturer covering the enforceability of such Manufacturer Program by NFLP and the Trustee or any assignee thereof against such Eligible Manufacturer or any other matter addressed therein, (D) a certificate of an officer of each of the Lessees, RFC and Republic dated the Series 1997-1 Closing Date and certifying that attached thereto are true and complete copies of the certificate of incorporation and by-laws of such Lessee, RFC or Republic, as applicable, including any amendments thereto as of the Series 1997-1 Closing Date, and (E) copies of certificates as to the good standing of each of the Lessees, RFC and Republic from the Secretary of State of its state of formation.

                 (vii) The Series 1997-1 Support Letter of Credit Providers shall each have received from each of the Lessees, RFC and Republic
         (A) a copy of the resolutions of its Board of Directors or other governing body, certified as of the Series 1997-1 Closing Date by the secretary or assistant secretary thereof, authorizing the execution, delivery and performance of this Agreement (if applicable) and the other Related Documents to which it is a party and the procurement of the Series 1997-1 Support Letters of Credit and (B) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Agreement (if applicable) and the Related Documents to which it is a party.

                 (viii) The Series 1997-1 Support Letter of Credit Providers shall each be satisfied with the final terms and conditions of the transactions contemplated hereby, including, without limitation, all legal and tax aspects thereof; and all documentation relating to the transactions shall be in form and substance satisfactory to each of the Series 1997-1 Support Letter of Credit Providers.

                 (ix) The Series 1997-1 Support Letter of Credit Providers shall each be satisfied with the corporate and legal structure and capitalization of each of NFLP and RFC, including, without limitation, the charter and bylaws or other organizational documents of each of NFLP and RFC, as applicable, and each agreement or instrument relating thereto.

                 (x) On the date of issuance of the Series 1997-1 Support Letters of Credit, immediately prior to, and after giving effect to, the issuance of the Series 1997-1 Support Letters of Credit, there shall be no action, suit, investigation, litigation or proceeding pending against or, to the knowledge of Republic, any Lessee, NFLP or RFC, threatened against or affecting Republic, any Lessee, NFLP or RFC, before any court or arbitrator or any governmental body, agency or official that (A) would be reasonably likely to have a Material Adverse Effect, or (B) which in any manner draws into question the legality, validity or enforceability of this Agreement or any Related Document, the consummation of the transactions contemplated hereby or thereby, or the ability of Republic, any Lessee, NFLP or RFC to comply with any of the respective terms thereunder.

                 (xi) All governmental and third party consents and approvals necessary in connection with this Agreement and the Series 1997-1 Support Letters of Credit or the transactions contemplated hereby or thereby shall have been obtained (without the imposition of any conditions that are not, in its reasonable judgment, acceptable to each of the Series 1997-1 Support Letter of Credit Providers) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon this Agreement or the Series 1997-1 Support Letters of Credit or the transactions contemplated hereby or thereby.

                 (xii) The Series 1997-1 Support Letter of Credit Providers shall each have received such other documents (including, without limitation, an executed copy (or duplicate thereof) of each other Related Document) certificates, instruments, approvals or opinions as each of the Series 1997-1 Support Letter of Credit Provider may reasonably request.

                 (xiii) The following shall be true and correct (and each of the Series 1997-1 Support Letter of Credit Providers shall have received a certificate of each of the Lessees and NFLP as to the following):

                          (A) Each Eligible Manufacturer Program shall be in full force and effect, enforceable against the related Manufacturer.

                          (B) Each of the Lessees and NFLP shall not have sold, assigned, or otherwise encumbered any of the Vehicles purchased or otherwise financed with the proceeds of the Series 1997-1 Notes except as permitted under the Related Documents.

                          (C) NFLP and each Lessee shall have assigned to the Master Collateral Agent a first priority security interest in their respective rights under the Manufacturer Programs and amounts receivable from the Manufacturers pursuant to the Manufacturer Programs.

                          (D) The Series 1997-1 Collateral Account and the Commercial Paper Account shall have been established.

                 (xiv) The Series 1997-1 Support Letter of Credit Providers shall each have received an Officer's Certificate, dated the Series 1997-1 Closing Date, from each Lessee and Republic, duly executed and delivered by an Authorized Officer of such Lessee or Republic, as applicable, in which such Lessee or Republic, as applicable, shall have represented and warranted that the representations and warranties of such Lessee or Republic, as applicable, in this Agreement and the other Related Documents to which it is a party are true and correct as of the Series 1997-1 Closing Date (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and that no Event of Default or Potential Event of Default under this Agreement has occurred and is continuing, and, at the time such Officer's Certificate is delivered, each of the Series 1997-1 Support Letter of Credit Providers shall be satisfied that such statements are in fact true and correct and (B) an additional Officer's Certificate of Republic, dated as of the Series 1997-1 Closing Date, in which an Authorized Officer of Republic certifies that attached thereto is a true, complete and correct copy of the Credit Agreement as in effect as of the date of such certificate, including any amendments, supplements, restatements or other modifications thereto as of such date.

                 (xv) The Series 1997-1 Support Letter of Credit Providers shall each have received a Series 1997-1 Closing Date Certificate, dated the Series 1997-1 Closing Date, duly executed and delivered by an Authorized Officer of RFC, in which RFC shall have represented and warranted that the representations and warranties of RFC in the CP Program Documents to which it is a party are true and correct as of the Series 1997-1 Closing Date (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and that no Event of Default or, to the best of such Authorized Officer's knowledge, Potential Event of Default under this Agreement has occurred and is continuing, and, at the time such certificate is delivered, each of the Series 1997-1 Support Letter of Credit Providers shall be satisfied that such statements are in fact true and correct.

                 (xvi) The Series 1997-1 Support Letter of Credit Providers shall each consent to the composition of the Board of Directors of RFC and NFLP (including the Independent Directors), which consent shall not be unreasonably withheld.

                 (xvii) The Series 1997-1 Support Letter of Credit Providers shall each have received a certificate from each Lessee and each of RFC, NFLP and Republic, in each case dated the Series 1997-1 Closing Date, and duly executed by a Financial Officer of each Lessee, RFC, NFLP and Republic, respectively, in scope and substance satisfactory to each of the Series 1997-1 Support Letter of Credit Providers, to the effect that each Lessee, RFC, NFLP and Republic, respectively, will be solvent after giving effect to the transactions contemplated by this Agreement, each of the other CP Program Documents and each of the other Related Documents and the issuance and sale of the Commercial Paper Notes.

                 (xviii) The Series 1997-1 Support Letter of Credit Providers shall each have received any fees and expenses due and payable pursuant to Sections 2.6 and 4.2 or pursuant to any fee letter or commitment letter entered into between Republic or any Affiliate thereof with such Series 1997-1 Support Letter of Credit Provider in connection with the transactions contemplated by this Agreement (including all reasonable legal fees and expenses).

                 (xix) Each of the Lessees shall have acknowledged and confirmed their respective grants to the Series 1997-1 Support Letter of Credit Providers and the other Financing Sources (and any Beneficiary as assignee thereof) under Sections 2.1 of the Master Collateral Agency Agreement of a security interest in all Vehicles now or hereafter purchased or otherwise financed with the proceeds of the Series 1997-1 Notes and the Manufacturer Programs relating to such Vehicles that are Program Vehicles, and the other Lessee Grantor Master Collateral.

         Section 2.10. Eurodollar Lending Unlawful. If any Series 1997-1 Support Letter of Credit Provider shall reasonably determine (which determination shall, upon notice thereof to the Enhancement Agent, RFC, Republic and the other Series 1997-1 Support Letter of Credit Providers, be conclusive and binding on RFC, Republic and the Lessees absent manifest error) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Series 1997-1 Support Letter of Credit Provider to make, continue or maintain any Support Disbursement as, or to convert any Support Disbursement into, a Eurodollar Advance, the obligation of such Series 1997-1 Support Letter of Credit Provider to make, continue or maintain or convert any such Support Disbursement as a Eurodollar Advance shall, upon such determination, forthwith be suspended until such Series 1997-1 Support Letter of Credit Provider shall notify the Enhancement Agent, RFC, Republic and the other Series 1997-1 Support Letter of Credit Providers that the circumstances causing such suspension no longer exist, and RFC and the Lessees shall immediately convert (in the manner provided for in Section 2.18) all Eurodollar Advances of such Series 1997-1 Support Letter of Credit Provider into Base Rate Advances at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         Section 2.11. Deposits Unavailable. If any Series 1997-1 Support Letter of Credit Provider shall have reasonably determined that (a) (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to all Reference Lenders in the relevant market or (ii) by reason of circumstances affecting all Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Advances or (b) the Series 1997-1 Majority Credit Enhancers have notified the Enhancement Agent, RFC and Republic that, with respect to any interest rate otherwise applicable hereunder to any Eurodollar Advances the Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Series 1997-1 Majority Credit Enhancers of making, funding or maintaining their respective Eurodollar Advances for such Interest Period, then, upon notice from such Series 1997-1 Support Letter of Credit Provider (in the case of clause
(a)) or such Series 1997-1 Majority Credit Enhancers (in the case of clause
(b)) to RFC and Republic, the obligations of all Series 1997-1 Support Letter of Credit Providers under Section 2.2 and Section 2.18 to make or continue any Support Disbursement as, or to convert any Support Disbursement into, Eurodollar Advances shall forthwith be suspended until such Series 1997-1 Support Letter of Credit Provider or Series 1997-1 Majority Credit Enhancers, as the case may be, shall notify RFC and Republic that the circumstances causing such suspension no longer exist.

         Section 2.12. Increased Costs, etc. RFC, solely with respect to Support Liquidity Disbursements and the RFC Termination Reimbursement Share of Support Termination Disbursements, and the Lessees, with respect to Support Credit Disbursements and the Lessee Termination Reimbursement Share of Support Termination Disbursements, agree to reimburse each Series 1997-1 Support Letter of Credit Provider for any increase in the cost to such Series 1997-1 Support Letter of Credit Provider of, or any reduction in the amount of any sum receivable by such Series 1997-1 Support Letter of Credit Provider, including reductions in the rate of return on such Series 1997-1 Support Letter of Credit Provider's capital, in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Support Disbursements as, or of converting (or of its obligation to convert) any Support Disbursements into, Eurodollar Advances that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, in each case, after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 2.14 and 2.15, respectively; provided, however, that RFC and the Lessees shall have no obligation to pay any such additional amount under this Section 2.12 with respect to any day or days unless such Series 1997-1 Support Letter of Credit Provider shall have notified RFC with respect to any Support Liquidity Disbursements and any RFC Termination Reimbursement Share of Support Termination Disbursements and Republic with respect to any Support Credit Disbursements and any Lessee Termination Reimbursement Share of Support Termination Disbursements and any other circumstances resulting in any such increased cost or reduced amount of return of its demand therefor within forty-five (45) days of the date upon which such Series 1997-1 Support Letter of Credit Provider has obtained audited information with respect to the fiscal year of such Series 1997-1 Support Letter of Credit Provider in which such day or days occurred. Each such demand shall be provided to RFC and/or Republic, as applicable, in writing, and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Series 1997-1 Support Letter of Credit Provider for such increased cost or reduced amount or return. Such additional amounts shall be payable by

RFC with respect to any Support Liquidity Disbursements and any RFC Termination Reimbursement Share of Support Termination Disbursements and the Lessees on a pro rata basis with respect to any Support Credit Disbursements and any Lessee Termination Reimbursement Share of Support Termination Disbursements directly to such Series 1997-1 Support Letter of Credit Provider within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on RFC and the Lessees.

         Section 2.13. Funding Losses. In the event any Series 1997-1 Support Letter of Credit Provider shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Series 1997-1 Support Letter of Credit Provider to make, continue or maintain any portion of the principal amount of any Support Disbursement as, or to convert any portion of the principal amount of any Support Disbursement into, a Eurodollar Advance) as a result of

                 (a) any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of a Eurodollar Advance or the assignment of a Eurodollar Advance) of the principal amount of any Eurodollar Advance on a date other than the scheduled last day of the Interest Period applicable thereto;

                 (b) any Support Disbursement not being made or maintained as a Eurodollar Advance in accordance with Sections 2.4(b) and (c); or

                 (c) any Support Disbursement not being continued as, or converted into, Eurodollar Advance in accordance with the notice of conversion therefor,

then, upon the written notice of such Series 1997-1 Support Letter of Credit Provider to RFC with respect to any Support Liquidity Disbursements and any RFC Termination Reimbursement Share of Support Termination Disbursements and Republic (on behalf of the Lessees) with respect to any Support Credit Disbursements and any Lessee Termination Reimbursement Share of Support Termination Disbursements (with a copy to the Enhancement Agent), RFC and/or the Lessees, as applicable, shall, within five (5) Business Days of its receipt thereof, pay directly to such Series 1997-1 Support Letter of Credit Provider such amount as will (in the reasonable determination of such Series 1997-1 Support Letter of Credit Provider) reimburse such Series 1997-1 Support Letter of Credit Provider for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on RFC and/or the Lessees, as applicable.

         Section 2.14. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in of, in each case after the date hereof, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by any Series 1997-1 Support Letter of Credit Provider or any Person controlling such Series 1997-1 Support Letter of Credit Provider, and such Series 1997-1 Support Letter of Credit Provider reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Support Letter of Credit Commitment, its issuance of a Series 1997-1 Support Letter of Credit or the Support Disbursements made by such Series 1997-1 Support Letter of Credit Provider is reduced to a level below that which such Series 1997-1 Support Letter of Credit Provider or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Series 1997-1 Support Letter of Credit Provider to RFC with respect to any Support Liquidity Disbursements and any RFC Termination Reimbursement Share of Support Termination Disbursements and Republic (on behalf of the Lessees) with respect to any Support Credit Disbursements, any Lessee Termination Reimbursement Share of Support Termination Disbursements or otherwise, shall pay an incremental Support Letter of Credit Facility Fee sufficient to compensate such Series 1997-1 Support Letter of Credit Provider or such controlling Person for such reduction in rate of return; provided, however, that RFC and/or the Lessees, as applicable, shall have no obligation to pay any such additional amount under this Section 2.14 with respect to any day or days unless such Series 1997-1 Support Letter of Credit Provider shall have notified RFC and/or Republic (on behalf of the Lessees), as applicable, of its demand therefor within forty-five (45) days of the date upon which such Series 1997-1 Support Letter of Credit Provider has obtained audited information with respect to the fiscal year of such Series 1997-1 Support Letter of Credit Provider in which such day or days occurred. A statement of such Series 1997-1 Support Letter of Credit Provider as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on RFC and/or the Lessees, as applicable; and provided, further, that the initial payment of such increased Support Letter of Credit Facility Fee shall include a payment for accrued amounts due under this Section 2.14 prior to such initial payment. In determining such additional amount, such Series 1997-1 Support Letter of Credit Provider may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

         Section 2.15. Taxes. All payments by RFC and the Lessees of principal of, and interest on, the Support Disbursements and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of each Series 1997-1 Support Letter of Credit Provider, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction of such Series 1997-1 Support Letter of Credit Provider in which it is organized or is operating or any political subdivision thereof and, in the case of each Series 1997-1 Support Letter of Credit Provider, taxes imposed on or measured by its overall net income, overall receipts or overall assets or franchise taxes imposed on it by the jurisdiction of such Series 1997-1 Support Letter of

Credit Provider's Domestic Office or Eurodollar Office (as such terms are defined below), as the case may be, or any political subdivision thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by RFC, Republic or any of the Lessees hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then RFC, Republic or such Lessee will

                 (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (b) promptly forward to the related Series 1997-1 Support Letter of Credit Provider an official receipt or other documentation satisfactory to such Series 1997-1 Support Letter of Credit Provider, evidencing such payment to such authority; and

                 (c) pay to the related Series 1997-1 Support Letter of Credit Provider for the account of such Series 1997-1 Support Letter of Credit Provider such additional amount or amounts as is necessary to ensure that the net amount actually received by such Series 1997-1 Support Letter of Credit Provider will equal the full amount such Series 1997-1 Support Letter of Credit Provider would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Series 1997-1 Support Letter of Credit Provider with respect to any payment received by such Series 1997-1 Support Letter of Credit Provider hereunder, such Series 1997-1 Support Letter of Credit Provider may pay such Taxes and RFC and/or the Lessees, as applicable, will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted. Any Series 1997-1 Support Letter of Credit Provider's "Eurodollar Office" or "Domestic Office" for purposes of this Agreement shall mean the office or offices of such Series 1997-1 Support Letter of Credit Provider designated as such in Schedule 2 attached hereto, provided that such Series 1997-1 Support Letter of Credit Provider may designate another office as such from time to time by prior written notice thereof to Republic (including on behalf of the Lessees) and RFC.

         If RFC, Republic and/or any of the Lessees, as applicable, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the related Series 1997-1 Support Letter of Credit Provider the required receipts or other required documentary evidence, RFC, Republic and/or the Lessees, as applicable, shall indemnify any such Series 1997-1 Support Letter of Credit Provider for any incremental Taxes, interest or penalties that may become payable by such Series 1997-1 Support Letter of Credit Provider as a result of any such failure. For purposes of this Section 2.15, a distribution hereunder by any Series 1997-1 Support Letter of Credit Provider to or for the account of any Series 1997-1 Support Letter of Credit Provider shall be deemed a payment by RFC and/or the Lessees, as applicable.

         Upon the request of RFC, Republic or any of the Lessees, each Series 1997-1 Support Letter of Credit Provider that is organized under the laws of a jurisdiction other than the United States shall, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, execute and deliver to RFC, Republic or such Lessee on or about the first scheduled payment date in each calendar year thereafter, one or more (as RFC, Republic or such Lessee may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Series 1997-1 Support Letter of Credit Provider is exempt from withholding or deduction of Taxes. RFC, Republic and the Lessees shall not, however, be required to pay any increased amount under this Section 2.15 to any Series 1997-1 Support Letter of Credit Provider that is organized under the laws of a jurisdiction other than the United States if such Series 1997-1 Support Letter of Credit Provider fails to comply with the requirements set forth in this paragraph.

         Section 2.16. Obligation Absolute. The payment obligations of RFC, Republic and each Lessee under this Agreement and any other agreement or instrument relating to the Series 1997-1 Support Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Series 1997-1 Collateral Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                 (a) any lack of validity or enforceability of this Agreement, any of the Series 1997-1 Support Letters of Credit or any other Related Document;

                 (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of RFC, Republic or any Lessee in respect of the Series 1997-1 Support Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the Related Documents;

                 (c) the existence of any claim, set-off, defense or other right which RFC, Republic or any Lessee may have at any time against the Series 1997-1 Collateral Agent, the Trustee, the Series 1997-1 Letter of Credit Provider or any other beneficiary or any transferee of the Series 1997-1 Support Letters of Credit (or any persons or entities for whom the Series 1997-1 Collateral Agent, the Trustee, the Series 1997-1 Letter of Credit Provider, any such beneficiary or any such transferee may be acting), any of the Liquidity Lenders, or any other person or entity, whether in connection with this Agreement, the transactions contemplated hereby or by the Related Documents or any unrelated transaction;

                 (d) any statement or any other document presented under any of the Series 1997-1 Support Letters of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                 (e) any statement or any other document presented under any of the Series 1997-1 Support Letters of Credit proving to be insufficient in any respect;

                 (f) payment by any of Series 1997-1 Support Letter of Credit Providers under the related Series 1997-1 Support Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the related Series 1997-1 Support Letter of Credit;

                 (g) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of RFC and each Lessee in respect of the Series 1997-1 Support Letters of Credit; or

                 (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, RFC or any Lessee or a guarantor;

         Section 2.17. Events of Default. Upon the occurrence and continuance of any of the following events (herein referred to as an "Event of Default"):

                 (a) the occurrence and continuance of any "event of default" set forth in Section 9.01 of the Credit Agreement (as defined in the Series 1997-1 Supplement) after giving effect to any grace and cure periods set forth therein, without giving effect to any amendment to such agreement or any waiver of any such event of default in each case on or subsequent to the date hereof not approved in an instrument in writing signed by the Majority Credit Enhancers, provided, that for purposes of this Agreement the "events of default" set forth in
         Section 9.01 of the Credit Agreement shall survive the termination of the Revolving Credit Commitments (as defined in the Credit Agreement) of the Lenders (as defined in the Credit Agreement) under the Credit Agreement, the payment in full of all Obligations (as defined in the Credit Agreement) under the Credit Agreement and the termination of such Agreement pursuant to the terms thereof; or

                 (b) (i) any Lessee (or Republic on behalf of such Lessee) shall fail to pay the principal amount of any Support Credit Disbursement owing by such Lessee or the principal amount of any Support Termination Disbursement owing by such Lessee, on the date on which such payment is due, (ii) RFC shall fail to pay the principal amount of any Support Liquidity Disbursement owing by RFC or the principal amount of any Support

         Termination Disbursements owing by RFC, in each case within two (2) Business Days of the date on which such payment is due, or (iii) RFC shall fail to pay the principal amount of any Commercial Paper Notes owing by RFC on the date when such amount is due; or

                 (c) RFC shall fail to pay interest on the principal amount of any Support Liquidity Disbursement, or RFC or any Lessee (or Republic on behalf of any such Lessee) shall fail to pay any other interest, fees or other amounts payable under this Agreement, in each case within five (5) Business Days of the date when such interest, fees or other amounts are due; or

                 (d) RFC shall default in the due performance and observance of any of its obligations contained in Section 3.6 and such default shall continue unremedied for a period of ten (10) days (or thirty
         (30) days with respect to a default under Section 8.2.1 or 8.2.3 of the Series 1997-1 Liquidity Agreement) after the earlier of (i) the date on which written notice thereof shall have been given to RFC by the Enhancement Agent or any Series 1997-1 Support Letter of Credit Provider and (ii) the date on which RFC obtains actual knowledge thereof; or

                 (e) RFC shall default in the due performance and observance of any covenant or agreement contained herein or in any other CP Program Document or other Related Document to which it is a party (other than those specified in clauses (a) through (d) above), and any such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to RFC by the Enhancement Agent or any Series 1997- 1 Support Letter of Credit Provider or such default shall continue unremedied for a period of thirty (30) days after RFC initially becomes aware of such failure to perform or comply with such covenant; or

                 (f) any representation or warranty made by any Lessee, RFC or Republic in this Agreement or any other CP Program Document or other Related Document to which it is a party shall have been incorrect in any material respect as of the date such representation or warranty is made and shall continue to be incorrect in any material respect for a period of 30 days (or such earlier period set forth in this Agreement with respect to such representation or warranty) after the earlier of
         (i) the date on which written notice thereof shall have been given to such Lessee, RFC or Republic, as the case may be, by the Enhancement Agent or any Series 1997-1 Support Letter of Credit Provider and (ii) the date on which such Lessee, RFC or Republic, as the case may be, obtains actual knowledge thereof, or any certificate, financial statement or any other material writing furnished by any Lessee, RFC or Republic pursuant to this Agreement or any other CP Program Document or any other Related Document shall have been incorrect in any material respect for a period of 10 days after the earlier of (a) the date on which written notice thereof shall have been given to such Lessee, RFC or Republic, as the case may be, by the Enhancement Agent or any Series 1997-1 Support Letter of Credit Provider and

         (b) the date on which such Lessee, RFC or Republic, as the case may be, obtains actual knowledge thereof; or

                 (g) (i) the occurrence of any Event of Bankruptcy as described in clause (a) of the definition thereof set forth in the Base Indenture with respect to RFC immediately upon the occurrence thereof or (ii) the occurrence of any Event of Bankruptcy as described in clauses (b) or (c) of the definition thereof set forth in the Base Indenture with respect to RFC and such Event of Bankruptcy is not dismissed within sixty (60) calendar days of the occurrence thereof; or

                 (h) any final and non-appealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereon has not been stayed) judgment or order for the payment of money in excess of $100,000 which is not fully covered by insurance shall be rendered against RFC and such judgment or order shall continue unsatisfied and unstayed for a period of sixty (60) days as it relates to RFC; or

                 (i) RFC shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act; or

                 (j) any Liquidity Agreement Amortization Event or any Lease Event of Default shall have occurred and be continuing; or

                 (k) any Lessee or Republic shall default in the due performance and observance of any covenant or agreement contained in this Agreement (other than those specified elsewhere in this Section 2.17) and any such default shall continue unremedied for a period of thirty (30) days (or ten (10) days with respect to a default under Section 3.3(c)) after the earlier of (i) the date on which written notice thereof shall have been given to such Lessee or Republic, as the case may be, and (ii) the date on which such Lessee or Republic obtains actual knowledge thereof);

                 (l) all or any portion of any other CP Program Document or Related Document (other than the Dealer Agreement) shall at any time and for any reason not be in full force and effect or be declared to be null and void, or a proceeding shall be commenced by RFC, any Lessee or Republic, or by any governmental authority having jurisdiction over RFC, any Lessee or Republic, as applicable, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or RFC, any Lessee or Republic shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any other CP Program Document or Related Document; or

                 (m) NFLP shall default in the due performance and observance of any of its obligations contained in Section 3.7 and such default shall continue unremedied for a period of ten (10) days after the earlier of (i) the date on which written notice thereof shall have been given to NFLP by the Enhancement Agent or any Series 1997-1 Support Letter of Credit Provider and (ii) the date on which NFLP obtains actual knowledge thereof.

then, (i) the Series 1997-1 Majority Credit Enhancers may by notice to RFC and Republic, in the case of an Event of Default caused by or regarding RFC, but only upon the declaration or automatic occurrence of a Liquidity Agreement Amortization Event, declare the principal amount of Support Liquidity Disbursements Outstanding and the RFC Termination Reimbursement Share of Support Termination Disbursements Outstanding, to be due and payable, together with accrued interest thereon and all other sums payable by RFC hereunder and thereunder, whereupon the same shall become due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by RFC and, in any case, the Series 1997-1 Majority Credit Enhancers may take any other action permitted to be taken by them hereunder, under any Related Document or under applicable law or otherwise and
(ii) the Majority Credit Enhancers may by notice to Republic on behalf of the applicable Lessee or Lessees, in the case of an Event of Default caused by or regarding any such Lessee or Lessees, declare the principal amount of Support Credit Disbursements Outstanding and the Lessee Termination Reimbursement Share of Support Termination Disbursements Outstanding, to be due and payable, together with accrued interest thereon and all other sums payable by such Lessee or Lessees, hereunder and thereunder, whereupon the same shall become due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by such Lessee or Lessees and Republic, and, in any case, the Series 1997-1 Support Letter of Credit Providers may take any other action permitted to be taken by them hereunder, under any Related Document or under applicable law or otherwise; provided that if an Event of Bankruptcy shall have occurred with respect to any Lessee or Republic all sums payable by the Lessees and Republic hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Lessees and Republic; and if an Event of Bankruptcy shall have occurred with respect to RFC, the principal amount of any Support Liquidity Disbursements Outstanding and the RFC Termination Reimbursement Share of Support Termination Disbursements Outstanding, together with accrued interest thereon and all other sums payable by RFC hereunder, shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by RFC.

         "Potential Event of Default" shall mean, for purposes of this Agreement, any occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default hereunder.

         Section 2.18. Conversion. Upon receipt from the Enhancement Agent of a Notice of Conversion substantially in the form of Exhibit B hereto, each of the Series 1997-1 Support Letter of Credit Providers shall, on such date, to the extent permitted by applicable law, decrease the amount of Support Liquidity Disbursements Outstanding payable by RFC and increase the amount of Support Credit Disbursements Outstanding payable by the Lessees by the amount specified in such Notice of Conversion (such action a "Conversion"), provided, that any such Conversion shall be on a pro rata basis with respect to each the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider. The Series 1997-1 Support Letter of Credit Providers shall, upon such Conversion, have no further claim against RFC with respect to such amounts so converted and any costs, expense, taxes and indemnities with respect thereto; and RFC is not responsible, but each Lessee will be responsible and obligated, from the date of such Conversion for all such amounts. The respective obligation of each of the Lessees shall be determined in the manner set forth in Section 2.3(c).

         Section 2.19. Grant of Security Interest. (a) As security for the prompt and complete payment and performance of the obligations of RFC hereunder to the Series 1997-1 Support Letter of Credit Providers, RFC hereby acknowledges and confirms the pledge, hypothecation, assignment, transfer and delivery to the Series 1997-1 Collateral Agent under the Series 1997-1 Collateral Agreement for the benefit of the Series 1997-1 Support Letter of Credit Providers and the other Secured Parties (subject to the terms and priorities set forth therein) of a continuing, first priority security interest in, all Assigned Collateral.

         (b) As security for the prompt and complete payment and performance of the obligations of the Lessees hereunder to the Series 1997-1 Support Letter of Credit Providers, each of the Lessees hereby acknowledges and confirms its respective pledge, hypothecation, assignment, transfer and delivery to the Master Collateral Agent under the Master Collateral Agency Agreement for the benefit of the Series 1997-1 Support Letter of Credit Providers under Section
2.1 of the Master Collateral Agency Agreement of a continuing, second priority security interest in the Lessee Grantor Master Collateral, whether now existing or hereafter created, subject to the terms and priorities set forth therein and in the other Related Documents, including, without limitation, the security interest in such collateral granted by each of the Lessees pursuant to the Series 1997 Lease and by NFLP to the Trustee for the benefit of any Series of Notes outstanding.

         In the event the Trustee elects to exercise its remedies to liquidate any of the collateral pursuant to the Series 1997-1 Supplement, each of the Series 1997-1 Support Letter of Credit Providers waives any right it may have, on account of the security interest granted to it in its capacity as a Financing Source pursuant to Section 2.1 of the Master Collateral Agency Agreement, to contest the validity of or the value obtained as a result of the exercise by the Trustee of its remedies, including, without limitation, a foreclosure, a sale pursuant to the UCC or the acceptance of collateral by the Trustee in lieu of foreclosure. Each of the Series 1997-1 Support Letter of Credit Providers waives any right of marshaling it may have, on account of the security interest granted to it in its capacity as a Financing Source pursuant to Section 2.1 of the Master Collateral Agency Agreement, in connection with the assets of NFLP. Each of the Series 1997-1 Support Letter of Credit Providers further waives any right it may have, on account of the security interest granted to it in its capacity as a Financing Source pursuant to
Section 2.1 of the Master Collateral Agency Agreement, either in or out of any bankruptcy, insolvency or similar proceeding to challenge any action taken by the Trustee on behalf of the Series 1997-1 Noteholders as either a preference or a fraudulent conveyance and further agrees not to take any active role in such a proceeding.

         Section 2.20.  Guaranty.

         (a) Guaranty. In order to induce the Series 1997-1 Support Letter of Credit Providers to execute and deliver this Agreement and to issue their respective Series 1997-1 Support Letters of Credit, and in consideration thereof, Republic, in its capacity as the Guarantor hereunder (the "Guarantor"), hereby (i) unconditionally and irrevocably guarantees to each of the Series 1997-1 Support Letter of Credit Providers the obligations of the Lessees to make any payments required to be made by them under this Agreement,
(ii) agrees to cause the Lessees to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 2.20 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that any of the Series 1997-1 Support Letter of Credit Providers or the Enhancement Agent assert or enforce any rights against any of the Lessee or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         (b) Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and each Series 1997-1 Support Letter of Credit Provider may enforce any of its rights hereunder independently of any other right or remedy that such Series 1997-1 Support Letter of Credit Provider may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, each Series 1997-1 Support Letter of Credit Provider may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by such Series 1997-1 Support Letter of Credit Provider, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder. Each Series 1997-1 Support Letter of Creditor Provider's rights hereunder shall not be exhausted by any action taken by such Series 1997-1 Support Letter of Credit Provider until all Guaranteed Obligations have been fully paid and performed.

         (c) Right to Amend this Agreement. The Guarantor authorizes each Series 1997-1 Support Letter of Credit Provider (and each other provider of a letter of credit in connection with the Series 1997 Variable Funding Notes) at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Majority Credit Enhancers in their discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         (d) Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

                 (i)  any defense based upon:

                          (A) the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                          (B) any act or omission of any of the Series 1997-1 Support Letter of Credit Providers or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that the Guarantor's liability in respect of this Guaranty shall be released to the extent any of the Series 1997-1 Support Letter of Credit Providers voluntarily releases such Lessee or other Person from any obligations with respect to any of the foregoing with respect to such Series 1997-1 Support Letter of Credit Provider; or

                          (C) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                 (ii) any right (whether now or hereafter existing) to require any Series 1997-1 Support Letter of Credit Provider, as a condition to the enforcement of this Guaranty, to:

                          (A)     accelerate the Guaranteed Obligations;

                          (B) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                          (C) proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;


                 (iii) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

                 (iv) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

                 (v) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

         (e) Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future unsecured debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations under this Agreement, on the terms set forth in clauses (a) through (d) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this clause (e), to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

                 (i) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of the Guarantor or such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                          (A) the holders of the Guaranteed Obligations shall be entitled to receive payment in full of any Guaranteed Obligations which are due and unpaid before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                          (B) any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                          (C) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

                 (ii) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

                 (iii) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, any of the Series 1997-1 Support Letter of Credit Providers or any other Person or by any noncompliance by the Guarantor, any Lessee, any of the Series 1997-1 Support Letter of Credit Providers or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

                 (iv) Nothing express or implied herein shall give any Person other than the Lessees, any of the Series 1997-1 Support Letter of Credit Providers, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

                 (v) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the

         Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

         (f) Guarantor to Pay Each Series 1997-1 Support Letter of Credit Provider's Expenses. The Guarantor agrees to pay to any of the Series 1997-1 Support Letter of Credit Providers, on demand, all costs and expenses, including attorneys' and other professional and paraprofessional fees, incurred by such Series 1997-1 Support Letter of Credit Provider in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to such Series 1997-1 Support Letter of Credit Provider, such amounts shall bear interest, commencing with such Series 1997-1 Support Letter of Credit Provider's demand therefor, for each Interest Period during the period from the date of such demand until paid, at the rate per annum that would then be in effect with respect to a Base Rate Advance plus 2% (calculated on the basis of a 360-day year).

         (g) Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by any of the Series 1997-1 Support Letter of Credit Providers, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         (h) Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         Section 2.21. Replacement of Series 1997-1 Support Letter of Credit Providers. In the event that (i) any Series 1997-1 Support Letter of Credit Provider shall have notified Republic or RFC (and shall not have retracted such notification) that its compliance with any of its obligations hereunder or under the related Series 1997-1 Support Letter of Credit would be unlawful,
(ii) any Series 1997-1 Support Letter of Credit Provider fails to extend its Support Letter of Credit Commitment pursuant to Section 2.1(c), (iii) any of the Lessees, RFC or Republic is required pursuant to Sections 2.12 through 2.15 to make any payment to or on behalf of any Series 1997-1 Support Letter of Credit Provider (or would be so required on or prior to the next following date on which a payment hereunder (other than pursuant to Sections 2.12 through 2.15) is required to be made to or for any such Series 1997-1 Support Letter of Credit Provider) or (iv) any Series 1997-1 Support Letter of Credit Provider shall have failed to fund any Support

Disbursement when required hereunder, then Republic shall have the right, at its own expense, upon notice to such Series 1997-1 Support Letter of Credit Provider and the Series 1997-1 Letter of Credit Provider to require such Series 1997-1 Support Letter of Credit Provider, and such Series 1997-1 Support Letter of Credit Provider hereby agrees, to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 4.11 with respect to assignments including, without limitation, the written consent of the Series 1997-1 Letter of Credit Provider with respect to such assignment evidenced by its execution and delivery of a Series 1997-1 Support Letter of Credit Provider Joinder in Series 1997-1 Support Reimbursement Agreement substantially in the form of Exhibit D) all the interests, rights and obligations of such Series 1997-1 Support Letter of Credit Provider to an Eligible Credit Enhancer provided by Republic on behalf of the Lessees and RFC; provided, however, that (v) no such assignment shall be effective without the prior written consent of the Series 1997-1 Letter of Credit Provider, (w) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority, (x) such assignment shall be without recourse, representation and warranty and shall be on terms and conditions reasonably satisfactory to such replaced Series 1997-1 Support Letter of Credit Provider and such replacement Eligible Credit Enhancer, (y) the purchase price paid by such replacement Eligible Credit Enhancer shall be in an amount equal to the aggregate amount of the Support Disbursements owed by the Lessees, RFC and Republic to such replaced Series 1997-1 Support Letter of Credit Provider under this Agreement as of the date of such assignment, and (z) Republic or such Eligible Credit Enhancer, as the case may be, shall pay to such replaced Series 1997-1 Support Letter of Credit Provider in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Support Disbursements made by such replaced Series 1997-1 Support Letter of Credit Provider hereunder and all other amounts accrued for such replaced Series 1997-1 Support Letter of Credit Provider's account or owed to it hereunder, including those amounts owed pursuant to Section 2.6 and Sections
2.12 through 2.15; provided further, however, that only after all amounts then owing to the Series 1997-1 Support Letter of Credit Provider to be replaced hereunder have been paid in full shall the letter of credit issued by the successor Series 1997-1 Support Letter of Credit Provider be substituted for such Series 1997-1 Support Letter of Credit Provider's Series 1997-1 Support Letter of Credit. If such a successor Series 1997-1 Support Letter of Credit is obtained, each of the Lessees and RFC and, if applicable, such successor institution shall (i) sign such documents and instruments as shall be appropriate to evidence such successor institution's issuance of a substitute letter of credit or such other substitute credit enhancement, (ii) so long as the Series 1997-1 Letter of Credit Provider has been paid the amount of each Support Credit Demand, Support Liquidity Demand, Support Termination Demand and Support Termination Demand for Nonextension (as such terms are defined in Exhibit A hereto) theretofore made of such replaced Series 1997-1 Support Letter of Credit Provider, return to such Series 1997-1 Support Letter of Credit Provider its then outstanding Series 1997-1 Support Letter of Credit and
(iii) deliver to the Series 1997-1 Letter of Credit Provider a substitute letter of credit having terms substantially identical to the then outstanding Series 1997-1 Support Letter of Credit but with such successor institution as the issuer thereof.

                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.1. Representations and Warranties of the Lessees and Republic. Each of the Lessees hereby represents and warrants (which representations and warranties shall be deemed made on the date of issuance of each Series 1997-1 Support Letter of Credit, on the date of each issuance of any substitute Series 1997-1 Support Letter of Credit or any amendment to an outstanding Series 1997-1 Support Letter of Credit pursuant to Section 2.1(b),
(c) or (d) (including the date of any extension of any Series 1997-1 Support Letter of Credit pursuant to Section 2.1(c)) and on the date of each Lease Advance under the Series 1997 Lease) to the Series 1997-1 Support Letter of Credit Providers, as to itself and the Series 1997 Vehicles leased by it, and Republic represents and warrants (which representations and warranties shall be deemed made on the date of issuance of each Series 1997-1 Support Letter of Credit, on the date of each issuance of any substitute Series 1997-1 Support Letter of Credit or any amendment to an outstanding Series 1997-1 Support Letter of Credit pursuant to Section 2.1(b), (c) or (d) (including the date of any extension of any Series 1997-1 Support Letter of Credit pursuant to
Section 2.1(c)) and on the date of each Lease Advance under the Series 1997 Lease) to the Series 1997-1 Support Letter of Credit Providers, as to itself and as to each of the Lessees and as to all Series 1997 Vehicles that:

                 (a) Representations and Warranties under the Credit Agreement. Each of the representations and warranties set forth in the Credit Agreement (other than those expressly stated to relate solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date) without regard to any amendment to or waiver of any of such representations or warranties on or subsequent to the date hereof not approved by an instrument in writing signed by the Majority Credit Enhancers, including, without limitation, those set forth in Section 6.01 thereof, is true and correct and is hereby incorporated herein by this reference, mutatis mutandis, and which representations and warranties for purposes of this Agreement shall survive the termination of the Revolving Credit Commitments (as defined in the Credit Agreement) of the Lenders (as defined in the Credit Agreement) under the Credit Agreement, the payment in full of all Obligations (as defined in the Credit Agreement) under the Credit Agreement and the termination of such Agreement pursuant to the terms thereof.

                 (b) Representations and Warranties under the Series 1997 Lease. Each of the representations and warranties of Republic and each of the Lessees set forth in the Series 1997 Lease (other than those expressly stated to relate solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date) without regard to any amendment to or waiver of any such representations or warranties on or subsequent to the date hereof not approved by an instrument in writing signed by the Majority Credit Enhancers, including, without limitation, those set forth in Section 23 thereof, is true and correct and is hereby incorporated herein by this reference, by each of the Lessees as to itself and by Republic as to itself and each of the Lessees.

                 (c) Financial Information; Financial Condition. All financial statements (including the notes thereto) referred to in the following sentence and hereafter furnished to each of the Series 1997-1 Support Letter of Credit Providers pursuant to Section 24.7 of the Series 1997 Lease have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements include the audited consolidated balance sheet of Republic and its Consolidated Subsidiaries as of December 31, 1996 and the related statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ending on such date, which have been furnished to each of the Series 1997-1 Support Letter of Credit Providers on or prior to the date hereof.

                 (d) Liens. The Series 1997 Vehicles and other Master Collateral are free and clear of all Liens other than Permitted Liens. The Series 1997-1 Support Letter of Credit Providers have obtained, as security for the liabilities of the Lessees under this Agreement, a continuing, second priority security interest in all right, title and interest of the Lessees in and to the Lessee Grantor Master Collateral with respect to which NFLP is designated as the Financing Source under the Master Collateral Agency Agreement, whether now existing or hereafter created.

                 (e) Perfection. All Vehicle Perfection and Documentation Requirements with respect to all Series 1997 Vehicles on or after the date hereof have and will continue to be satisfied by the Lessees, except to the extent that the failure to comply with such requirements does not, in the aggregate, materially adversely affect (i) the interests of the Lessor or the Series 1997 Variable Funding Noteholders under the Series 1997 Lease or the Indenture, (ii) the interests of the Series 1997-1 Support Letter of Credit Providers under the Master Collateral Agency Agreement or this Agreement or
         (iii) the likelihood of payment of all Rent and other charges and payments due under the Series 1997 Lease.

                 (f) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Series 1997-1 Support Letter of Credit Providers by Republic or any Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Series 1997-1 Support Letter of Credit Providers true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Series 1997-1 Support Letter of Credit Providers shall constitute a representation and warranty by Republic and each of the Lessees made on the date the same are furnished to the Series 1997-1 Support Letter of Credit Providers to the effect specified herein.

         Section 3.2.  Affirmative Covenants of the Lessees and Republic.
Until the expiration or termination of each Series 1997-1 Support Letter of Credit and the payment in full in cash of all amounts owing to each of the Series 1997-1 Support Letter of Credit Providers hereunder, each of the Lessees and Republic agrees that it will, and in the case of Republic, it will cause each of the Lessees to:

                 (a) Affirmative Covenants of Republic under the Credit Agreement. Comply with each of the affirmative covenants set forth in the Credit Agreement without regard to any amendment to or waiver of any such affirmative covenant on or subsequent to the date hereof not approved by an instrument in writing signed by the Majority Credit Enhancers including, without limitation, those set forth in Section
         7.01 through 7.18 thereof, which affirmative covenants are hereby incorporated herein by this reference, mutatis mutandis, and which representations and warranties for purposes of this Agreement shall survive the termination of the Revolving Credit Commitments (as defined in the Credit Agreement) of the Lenders (as defined in the Credit Agreement) under the Credit Agreement, the payment in full of all Obligations (as defined in the Credit Agreement) under the Credit Agreement and the termination of such Agreement.

                 (b) Affirmative Covenants of Republic and the Lessees under the Series 1997 Lease. Comply with each of the affirmative covenants set forth in the Series 1997 Lease without regard to any amendment to or waiver of any such affirmative covenant on or subsequent to the date hereof not approved by an instrument in writing signed by the Majority Credit Enhancers, including, without limitation, Section 24 thereof, which affirmative covenants are hereby incorporated herein by this reference by each of the Lessees as to itself and by Republic as to itself and each of the Lessees.

                 (c) Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to Vehicles leased under the Series 1997 Lease and the other Master Collateral; (ii) at any time and from time to time during regular business hours (but not more often than once per year prior to the occurrence of an Event of Default hereunder) upon not less than reasonable prior notice from any Series 1997-1 Support Letter of Credit Provider, permit such Series 1997-1 Support Letter of Credit Provider (or such other Person who may be designated from time to time by such Series 1997-1 Support Letter of Credit Provider), or its agents or representatives to examine and make copies of such books, records and documents in the possession or under the control of the Lessee relating to the Vehicles leased under the Series 1997 Lease and the other Master Collateral and the Fleet Sharing Agreements as such Series 1997-1 Support Letter of Credit Provider or such Person may reasonably request; (iii) permit any Series 1997-1 Support Letter of Credit Provider to visit the office (which office shall be in the continental United States and, if it is not the office where such materials normally are kept, shall be accessible without unreasonable effort or expense) and properties of the Lessee or Republic for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased under the Series 1997 Lease and the other Master Collateral or the Lessee's (or Republic's) performance under the Series 1997 Lease with the Lessee's or Republic's independent public accountants or with any of the officers or employees of the Lessee or Republic having knowledge of such matters; (iv) permit any Series 1997-1 Support Letter of Credit Provider or any authorized representative of such Series 1997-1 Support Letter of Credit Provider during reasonable business hours from time to time (but not more often than once per year prior to the occurrence of an Event of Default hereunder), upon reasonable prior notice, without disruption of the Lessee's or the Fleet Sharing Parties' business and subject to applicable law, to inspect Series 1997 Vehicles and registration certificates, Certificates of Title and related documents covering Series 1997 Vehicles wherever the same may be located; and (v) make reasonable efforts to confirm to the Series 1997-1 Support Letter of Credit Provider the location, mileage and condition of each Vehicle and to make available for the Series 1997-1 Support Letter of Credit Provider's inspection (such inspection to be conducted without disturbing the ordinary conduct of such Lessee's business) within a reasonable time period, not to exceed forty-five (45) days, the Vehicles at the location where the Vehicles are normally domiciled; provided, however, that in the case of clauses (ii), (iii), (iv) and
         (v), above, any of the Series 1997-1 Support Letter of Credit Providers and/or their agents or representatives, as applicable, examining any such material shall use their commercially reasonable efforts to perform such examination at the same time as any other Series 1997 Support Letter of Credit Provider performs such examination and at the same time as a Liquidity Lender or as the Series 1997-1 Liquidity Agent performs such examination (provided Republic provides reasonable prior written notice to each of the Series 1997-1 Support Letter of Credit Providers of each such examination by a Series 1997 Support Letter of Credit Provider, a Liquidity Lender or the Series 1997-1 Liquidity Agent).

                 (d) Certain Agreements. Deliver to each of the Series 1997-1 Support Credit Letter of Credit Providers a copy of each amendment, supplement or other modification to any CP Program Document (which copy need not be an original executed copy of such amendment, supplement or other modification) to which Republic or any of the Lessees is a party promptly following receipt by Republic or any of the Lessees, as the case may be, of counterparts of such amendment, supplement or other modification fully executed by each of the parties thereto.

         Section 3.3. Negative Covenants of the Lessees and Republic. Until the expiration or termination of each Series 1997-1 Support Letter of Credit and the payment in full in cash of all amounts owing to each of the Series 1997-1 Support Letter of Credit Providers hereunder, each of the Lessees and Republic agrees that it will not and, in the case of Republic, will not permit any Lessee to:

                 (a) Negative Covenants of Republic under the Credit Agreement. Fail to comply with each of the negative covenants of Republic with respect to itself and its Subsidiaries set forth in the Credit Agreement without regard to any amendment to or waiver of any such negative covenant on or subsequent to the date hereof not approved by an instrument in writing signed by the Majority Credit Enhancers including, without limitation, those set forth in Sections
         8.01 through 8.12 thereof, which negative covenants are hereby incorporated herein by this reference, mutatis mutandis, and which representations and warranties for purposes of this Agreement shall survive the termination of the Revolving Credit Commitments (as defined in the Credit Agreement) of the Lenders (as defined in the Credit Agreement) under the Credit Agreement, the payment in full of all Obligations (as defined in the Credit Agreement) under the Credit Agreement and the termination of such Agreement.

                 (b) Negative Covenants of Republic and the Lessees under the Series 1997 Lease. Fail to comply with each of the negative covenants of Republic and the Lessees set forth in the Series 1997 Lease without regard to any amendment to or waiver of any such negative covenant on or subsequent to the date hereof not approved by an instrument in writing signed by the Majority Credit Enhancers, which negative covenants are hereby incorporated herein by this reference by each of the Lessees as to itself and Republic as to itself and each of the Lessees.

                  (c) Certain Agreements. Without the prior written consent of the Majority Credit Enhancers, amend, modify, waive or give any approval, consent or permission under, any provision of the Master Collateral Agency Agreement if such amendment, modification, waiver approval, consent or permission could reasonably be expected to have an adverse effect on the Series 1997-1 Support Letter of Credit Providers.

         Section 3.4. Representations and Warranties of RFC. RFC hereby represents and warrants (which representations and warranties shall be deemed made on the date of issuance of each Series 1997-1 Support Letter of Credit, on the date of each issuance of any substitute Series 1997-1 Support Letter of Credit or any amendment pursuant to an outstanding Series 1997-1 Support Letter of Credit pursuant to Section 2.1(b), (c) or (d) (including the date of any extension of any Series 1997-1 Support Letter of Credit pursuant to Section 2.1(c)) and on the date of each Liquidity Advance under the Series 1997-1 Liquidity Agreement) to the Series 1997-1 Support Letter of Credit Providers that:

                 (a) Representations and Warranties of RFC under the Series 1997-1 Liquidity Agreement. Each of the representations and warranties of RFC set forth in the Series 1997-1 Liquidity Agreement (other than those expressly stated to relate solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date) without regard to any amendment to or waiver of any such representations or warranties on or subsequent to the date hereof not approved by an instrument in writing signed by the Series 1997-1 Majority Credit Enhancers, including, without limitation, Sections 7.1 through 7.17 thereof, is true and correct and is hereby incorporated herein by this reference.

                 (b) Financial Information; Financial Condition. All financial statements (including the notes thereto) referred to in the following sentence and hereafter furnished to the Series 1997-1 Support Letter of Credit Providers pursuant to Section 8.1.6(a) of the Series 1997-1 Liquidity Agreement have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of RFC as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements include the audited consolidated balance sheet of RFC as of September 30, 1997 and the related statements of income as of and for the fiscal month ending on such date, which have been furnished to each of the Series 1997-1 Support Letter of Credit Providers on or prior to the date hereof.

                 (c) Absence of Default. RFC is in compliance with all of the provisions of its certificate of incorporation and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes an Event of Default or a Potential Event of Default hereunder.

                 (d) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Series 1997-1 Support Letter of Credit Providers by RFC pursuant to any provision of this Agreement or any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Series 1997-1 Support Letter of Credit Providers true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Series 1997-1 Support Letter of Credit Providers shall constitute a representation and warranty by RFC made on the date the same are furnished to the Series 1997-1 Support Letter of Credit Providers to the effect specified herein..

         Section 3.5. Affirmative Covenants of RFC. RFC hereby covenants that, until the expiration or termination of each Series 1997-1 Support Letter of Credit and the payment in full in cash of all amounts owing to each of the Series 1997-1 Support Letter of Credit Providers hereunder:

                 (a) Affirmative Covenants of RFC under the Series 1997-1 Liquidity Agreement. RFC shall comply with each of the affirmative covenants set forth in the Series 1997-1 Liquidity Agreement without regard to any amendment to or waiver of any such affirmative covenant on or subsequent to the date hereof not approved by an instrument in writing signed by the Series 1997-1 Majority Credit Enhancers, including, without limitation, Sections 8.1.1 through 8.1.14 thereof, which affirmative covenants are hereby incorporated herein by this reference.

                 (b) Inspections. RFC will permit representatives of any Series 1997-1 Support Letter of Credit Provider, at RFC's expense in the event an Event of Default hereunder has occurred and is continuing, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times and as often as such Series 1997-1 Support Letter of Credit Provider may reasonably deem appropriate (but not more often than once a month prior to the occurrence of an Event of Default hereunder); provided, however, the Series 1997-1 Support Letter of Credit Providers and/or their agents or representatives, as applicable, examining any such material shall use their commercially reasonable efforts to perform such examination at the same time as any other Series 1997-1 Support Letter of Credit Provider performs such examination and at the same time as a Liquidity Lender or as the Series 1997-1 Liquidity Agent performs such examination (provided RFC provides reasonable prior written consent notice to each of the Series 1997-1 Support Letter of Credit Providers of each such examination by Series 1997-1 Support Letter of Credit Providers, a Liquidity Lender or the Series 1997-1 Liquidity Agent).

                 (c) Reporting Requirements. Except as otherwise specified below, RFC shall furnish, or cause to be furnished to each of the Series 1997-1 Support Letter of Credit Providers the items being delivered to the Liquidity Lenders or the Series 1997-1 Liquidity Agent under Sections 8.1.6 , 8.1.8 and 8.1.13 of the Series 1997-1 Liquidity Agreement.

                 (d) Delivery of Information. RFC shall provide the Series 1997-1 Support Letter of Credit Providers with any information or materials reasonably necessary for the Series 1997-1 Support Letter of Credit Providers to comply with its obligations under this Agreement and their respective Series 1997-1 Support Letters of Credit.

                 (e) Further Requests. RFC will promptly furnish to each Series 1997-1 Support Letter of Credit Provider such other information as, and in such form as, such Series 1997-1 Support Letter of Credit Provider may reasonably request.

                 (f) Series 1997-1 Majority Credit Enhancer's Approval. RFC shall obtain the approval of the Series 1997-1 Majority Credit Enhancers in each instance where approval of the Majority Banks is required under Sections 8.2.3, 8.2.4, 8.2.9 and 8.2.11 of the Series 1997-1 Liquidity Agreement.

                 (g) Certain Agreements. (i) RFC will not, without the prior written consent of the Series 1997-1 Majority Credit Enhancers, amend, modify, waive or give any approval, consent or permission under, any provision of the Series 1997-1 Liquidity Agreement (including the Definitions List attached as Annex A thereto) if such amendment, modification, waiver, approval, consent or permission could reasonably be expected to have an adverse effect on the Series 1997-1 Support Letter of Credit Providers, and (ii) RFC will deliver to each of the Series 1997-1 Support Letter of Credit Providers a copy of any amendment, supplement or other modification to any CP Program Document (which copy need not be an original executed copy of such amendment, supplement or other modification) to which RFC is a party promptly following receipt by RFC of counterparts of such amendment, supplement or other modification fully executed by each of the parties thereto, provided that RFC shall not be required to make such delivery if RFC has been notified by Republic that Republic or any of the Lessees has made such delivery pursuant to Section 3.2(d).

         Section 3.6. Negative Covenants of RFC. RFC hereby covenants and agrees that, until the expiration or termination of each Series 1997-1 Support Letter of Credit and the payment in full in cash of all amounts owing to each of the Series 1997-1 Support Letter of Credit Providers hereunder:

                 (a) Negative Covenants of RFC under the Series 1997-1 Liquidity Agreement. RFC shall comply with each of the negative covenants set forth in the Series 1997-1 Liquidity Agreement without regard to any amendment to or waiver of any such negative covenants on or subsequent to the date hereof not approved by an instrument in writing signed by the Series 1997-1 Majority Credit Enhancers, including, without limitation, Sections 8.2.1 through 8.2.13 thereof, which negative covenants are hereby incorporated herein by this reference.

                 (b) Name; Chief Executive Office. RFC will neither (i) change the location of its chief executive office (within the meaning of the UCC) without sixty (60) days' prior notice to the Series 1997-1 Collateral Agent, each Series 1997-1 Support Letter of Credit Provider and each Rating Agency nor (ii) change its name without prior notice to the Series 1997-1 Collateral Agent, each Series 1997-1 Support Letter of Credit Provider and each Rating Agency sufficient to allow the Series 1997-1 Collateral Agent to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to perfect the interest of the Series 1997-1 Collateral Agent in the Assigned Collateral pursuant to the Series 1997-1 Collateral Agreement.

                 (c) Offering Document. RFC will not include in any offering document for the Commercial Paper Notes any information regarding any Series 1997-1 Support Letter of Credit Provider which was not approved or furnished by such Series 1997-1 Support Letter of Credit Provider.

         Section 3.7. Negative Covenant of NFLP. NFLP hereby covenants and agrees that, until the expiration or termination of each Series 1997-1 Support Letter of Credit and the payment in full in cash of all amounts owing to each of the Series 1997-1 Support Letter of Credit Providers hereunder, NFLP will not, without the prior written consent of the Series 1997-1 Majority Credit Enhancers (in the case of clause (i) below) or the Majority Credit Enhancers (in the case of clause (ii) below), amend, modify, waive or give any approval, consent or permission under, (i) any provision of the Series 1997-1 Supplement (including the Definitions List attached as Annex A thereto), the Series 1997-1 Note Purchase Agreement or the Series 1997-1 Notes or (ii) any provision of the Master Collateral Agency Agreement if such amendment, modification, waiver, approval, consent or permission could reasonably be expected to have an adverse effect on the Series 1997-1 Support Letter of Credit Providers; provided that any such amendment, modification, waiver, approval, consent or permission with respect to Section 5.9 or 5.11 of the Series 1997-1 Supplement shall require the prior written consent of the Series 1997-1 Majority Credit Enhancers.

         Section 3.8. Series 1997-1 Support Letter of Credit Provider Covenants. Each of the Series 1997-1 Support Letter of Credit Providers covenants and agrees with each of the Lessees, RFC and Republic that on the Series 1997-1 Closing Date it will provide to the Series 1997-1 Letter of Credit Provider, the Series 1997-1 Liquidity Agent, the Trustee and the Series 1997-1 Collateral Agent the favorable written opinion of its special New York counsel and, if necessary, the favorable written opinion of its internal counsel, which opinions shall address the due authorization, execution and delivery of its Series 1997-1 Support Letter of Credit and the enforceability thereof against such Series 1997-1 Support Letter of Credit Provider.


                                   ARTICLE IV

                                 MISCELLANEOUS

         Section 4.1. Payments. (a) Unless otherwise specified herein, all payments to the Series 1997-1 Support Letter of Credit Provider hereunder shall be made in lawful currency of the United States and in immediately available funds prior to 11:00 a.m. (New York City time) on the date such payment is due by wire transfer to the respective addresses for wiring of funds to the Series 1997-1 Support Letter of Credit Providers set forth in Schedule 2 hereto, or to such other office or account maintained by the Series 1997-1 Support Letter of Credit Providers as any of the Series 1997-1 Support Letter of Credit Providers may direct.

         (b) Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment, unless otherwise provided herein, shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, commissions or fees, if any, in connection with such payment.

         (c) RFC shall make payment of all amounts owing by it hereunder, including, without limitation, reimbursement of Support Disbursements payable by RFC and interest thereon, increased costs, fees and expenses, only to the extent funds are available to RFC therefor, provided, however, that if RFC has not made payment of any amount owing by it hereunder on the date on which such payment is due, such non-payment may, in accordance with the terms of Section 2.17, constitute an Event of Default hereunder and the Series 1997-1 Support Letter of Credit Providers shall have all rights pursuant thereto.

         (d) Unless otherwise expressly provided in this Agreement or any other Related Document, all payments by RFC, any of the Lessees or Republic pursuant to this Agreement or any other Related Document shall be made by RFC, such Lessee or Republic, as the case may be, to the Series 1997-1 Support Letter of Credit Providers on a pro rata basis, which with respect to RFC shall be on the basis of Support Liquidity Disbursements Outstanding or the RFC Termination Reimbursement Share of Support Termination Disbursements Outstanding to the extent such payments are on such basis, and which with respect to any of the Lessees or Republic shall be on the basis of Support Credit Disbursements Outstanding or the Lessee Termination Reimbursement Share of Support Credit Disbursements Outstanding to the extent such payments are on such basis, and if no Support Disbursements are Outstanding with respect to RFC, any Lessee or Republic, as applicable, shall be on the basis of the Support Letter of Credit Commitments of the Series 1997-1 Support Letter of Credit Providers entitled to receive such payment. All such payments required to be made to any of the Series 1997-1 Support Letter of Credit Providers by RFC, any of the Lessees or Republic shall be made, without setoff, deduction or counterclaim on the date due, in same day or immediately available funds, pursuant to the wiring instructions set forth with respect to the related Series 1997-1 Support Letter of Credit Providers in Schedule 2 attached hereto.

         Section 4.2. Expenses. RFC agrees, solely with respect to Support Liquidity Disbursements and the RFC Termination Reimbursement Share of Support Termination Disbursements, and the Lessees and Republic agree, with respect to Support Credit Disbursements and the Lessee Termination Reimbursement Share of Support Termination Disbursements and in all other cases, to pay reasonable attorneys' fees and expenses and all other reasonable out-of-pocket costs and reasonable expenses incurred by the Series 1997-1 Support Letter of Credit Providers, if any, in connection with the preparation, execution and delivery, administration (other than overhead expenses), enforcement, amendment or waiver of the obligations of RFC, NFLP the Lessees or Republic under this Agreement or any other Related Document or any other agreement furnished hereto or in connection herewith or in connection with any negotiations arising out of any Potential Event of Default hereunder or any events or circumstances that may give rise to a Potential Event of Default hereunder and with respect to presenting claims in or otherwise participating in any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any ancillary proceedings (provided that attorneys' fees and expenses in connection with the preparation, execution and delivery of this Agreement shall be paid by a Lessee or Republic to the extent charged or incurred by counsel actually preparing this Agreement or to the extent otherwise previously agreed to in writing by such Lessee or Republic).

         The Lessees each agree to pay on demand all reasonable expenses of the Series 1997-1 Support Letter of Credit Providers in connection with the filing, recording, refiling or rerecording of this Agreement, the Related Documents and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof.

         In addition, RFC, solely with respect to Support Liquidity Disbursements and the RFC Termination Reimbursement Share of Support Termination Disbursements, and each of the Lessees agrees with respect to Support Credit Disbursements and the Lessee Termination Reimbursement Share of Support Termination Disbursements and in all other cases, to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the Series 1997-1 Support Letters of Credit (or any payment thereunder or transfer thereof), any CP Program Document and any other document executed or delivered in connection therewith, and agree to save the Series 1997-1 Support Letter of Credit Providers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 4.3. Indemnity. (a) The Lessees and Republic each agree to indemnify and hold harmless the Series 1997-1 Letter of Credit Provider and each Series 1997-1 Support Letter of Credit Provider and, in their capacities as such, officers, directors, shareholders, affiliates, controlling persons, employees, agents and servants of the Series 1997-1 Letter of Credit Provider and each Series 1997-1 Support Letter of Credit Provider, from and against any and all claims, damages (direct but not consequential), losses, liabilities, costs or expenses whatsoever which the Series 1997- 1 Letter of Credit Provider or such Series 1997-1 Support Letter of Credit Provider may incur or which may be claimed against the Series 1997-1 Letter of Credit Provider or such Series 1997-1 Support Letter of Credit Provider by any Person whatsoever (including reasonable fees and expenses of counsel) in each case arising out of or by reason of or in connection with, or in connection with the preparation of a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with (x) the execution and delivery of the Series 1997-1 Letter of Credit, the related Series 1997-1 Support Letter of Credit, this Agreement or other CP Program Document or other Related Document, (y) the payment of (i) with respect to the Series 1997-1 Letter of Credit Provider, any Series 1997-1 LOC Credit Disbursement or that share of any Series 1997-1 LOC Termination Disbursement allocable to the Lessees as the Lessee Termination Reimbursement Share of any Support Termination Disbursement or (ii) with respect to the Series 1997-1 Support Letter of Credit Providers, any Support Credit Disbursement or the Lessee Termination Reimbursement Share of any Support Termination Disbursement payable by the Lessees or Republic under, the Series 1997-1 Letter of Credit, the related Series 1997-1 Support Letter of Credit, this Agreement or other CP Program

Document or other Related Document, or (z) the offering and sale of the Commercial Paper Notes, or any acts or omissions of any of the Lessees or Republic in connection herewith or therewith, or any transactions contemplated hereby or thereby (whether or not consummated), or any inaccuracies or alleged inaccuracies in any material respect or any untrue statement or alleged untrue statement of any of the Lessees or Republic contained or incorporated by reference in each CP Program Document and each Related Document or the omission or alleged omission by any of the Lessees or Republic to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading, except to the extent that such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of the Series 1997-1 Letter of Credit Provider or such Series 1997-1 Support Letter of Credit Provider. Each of the Series 1997-1 Support Letter of Credit Providers hereby agrees to indemnify the Series 1997-1 Letter of Credit Provider on a pro rata basis (based on their respective Pro Rata Shares at the time the event that resulted in the incurrence of the claim, damage, loss, liability, cost or expense requiring indemnification occurred) to the extent, if any, that the Lessees or Republic do not comply with their respective obligations to indemnify the Series 1997-1 Letter of Credit Provider in the manner provided herein (provided that any indemnity obligation of a Series 1997-1 Support Letter of Credit Provider under this Section 4.3(a) shall not include any liability related to any other Series 1997-1 Letter of Credit Provider's failure to pay under its Series 1997-1 Letter of Credit).

         (b) RFC agrees to indemnify and hold harmless the Series 1997-1 Letter of Credit Provider and each Series 1997-1 Support Letter of Credit Provider and, in their capacities as such, officers, directors, shareholders, affiliates, controlling persons, employees, agents and servants of the Series 1997-1 Letter of Credit Provider and each Series 1997-1 Support Letter of Credit Provider, from and against any and all claims, damages (direct but not consequential), losses, liabilities, costs or expenses whatsoever which the Series 1997-1 Letter of Credit Provider or any Series 1997-1 Support Letter of Credit Provider may incur or which may be claimed against the Series 1997-1 Letter of Credit Provider or such Series 1997-1 Support Letter of Credit Provider by any Person whatsoever (including reasonable fees and expenses of counsel) in each case arising out of or by reason of or in connection with, or in connection with the preparation of a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with (x) the execution and delivery of the Series 1997-1 Letter of Credit, the related Series 1997-1 Support Letter of Credit, this Agreement or other CP Program Documents or other Related Documents, (y) the payment of (i) with respect to the Series 1997-1 Letter of Credit Provider, any Series 1997-1 LOC Liquidity Disbursement or any Series 1997-1 LOC Termination Disbursement allocable to RFC as the RFC Termination Reimbursement Share of any Support Termination Disbursement, and (ii) with respect to any Series 1997-1 Support Letter of Credit Provider, any Support Liquidity Disbursement or the RFC Termination Reimbursement Share of any Support Termination Disbursement, the Series 1997-1 Letter of Credit, the related Series 1997-1 Support Letter of Credit or this Agreement or any other Related Document or (z) any acts or omissions of RFC in connection herewith or therewith, or any transactions contemplated hereby or thereby, except to the extent that such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of the Series 1997-1 Letter of Credit Provider or such Series 1997-1 Support Letter of Credit Provider. Each of the Series 1997-1 Support Letter of Credit Providers hereby agrees to indemnify the Series 1997-1 Letter of Credit Provider on a pro rata basis (based on their respective Pro Rata Shares at the time the event that resulted in the incurrence of the claim, damage, loss, liability, cost or expense requiring indemnification occurred) to the extent, if any, that RFC does not comply with its obligation to indemnify the Series 1997-1 Letter of Credit Provider in the manner provided herein (provided that any indemnity obligation of a Series 1997-1 Support Letter of Credit Provider under this
Section 4.3(b) shall not include any liability related to any other Series 1997-1 Letter of Credit Provider's failure to pay under its Series 1997-1 Letter of Credit).

         Section 4.4. Notices. All notices, amendments, waivers, consents and other communications provided to any party with respect to which any notice or other communication is to be provided pursuant to this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth with respect to such party in Schedule 1 (with respect to RFC, NFLP, the Lessees and Republic) or Schedule 2 (with respect to the Series 1997-1 Support Letter of Credit Providers), as applicable, or in each case at such other address or facsimile number as may be designated by any such party or Person in a notice to the other parties hereto. Any notice, if mailed or properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         Section 4.5. Waivers, Amendments, etc. Without limiting the effect of any other provision of this Agreement, (i) the provisions of this Agreement and the Series 1997 Lease and (ii) the provisions of the Series 1997-1 Letter of Credit, the Series 1997-1 Collateral Agreement, the Series 1997-1 Collateral Sharing Agreement and the Intercreditor Agreement may not be amended, modified or waived, unless such amendment, modification or waiver is in writing and consented to in writing by RFC, each of the Lessees and Republic, in each case to the extent a beneficiary thereof, and the Majority Credit Enhancers (in the case of clause (i) above) or the Series 1997-1 Majority Credit Enhancers (in the case of the clause (ii) above); provided, however, (A) such consent will not be required in connection with the extension of the scheduled expiration date of the Series 1997-1 Letter of Credit, the increase of the Series 1997-1 Fronting Letter of Credit Amount or the modification of any notification or delivery information set forth in the Series 1997-1 Letter of Credit; (B) any modification of Section 2.9 or this Section 4.5, any requirement hereunder that any action be taken by all the Series 1997-1 Support Letter of Credit Providers or by the Series 1997-1 Majority Credit Enhancers or the Majority Credit Enhancers or any change in the definition of the term "Majority Credit Enhancers", "Series 1997-1 Majority Credit Enhancers", or any defined term used for the purpose of any such definition shall require the consent of each Series 1997-1 Support Letter of Credit Provider and (C) any modification, amendment or waiver of this Agreement that would directly or indirectly affect (x) the obligations or liabilities of the Series 1997-1 Letter of Credit Provider under the Series 1997-1

Letter of Credit or (y) the rights and benefits of the Series 1997-1 Letter of Credit Provider under any Series 1997-1 Support Letter of Credit or the GM Series 1997-1 Support Agreement shall in each case require the prior written consent of the Series 1997-1 Letter of Credit Provider. Notwithstanding the foregoing, any amendment, waiver or other modification that would:

                 (a) increase any Series 1997-1 Support Letter of Credit Provider's Support Letter of Credit Commitment or reduce fees payable to the Series 1997-1 Support Letter of Credit Providers under Article II shall require the consent of such Series 1997-1 Support Letter of Credit Provider;

                 (b) amend the definition of Scheduled Support Expiration Date shall require the consent of each Series 1997-1 Support Letter of Credit Provider affected thereby;

                 (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on or any other fees payable in connection with any Support Disbursement of any Series 1997-1 Support Letter of Credit Provider (or reduce the principal amount of or rate of interest on any Support Disbursement of any Series 1997-1 Support Letter of Credit Provider), including, without limitation, any term set forth in the Series 1997-1 Liquidity Agreement, the Series 1997-1 Collateral Agreement or any other Related Document necessary for determining any such due date, amount or rate of interest, shall require the consent of each Series 1997-1 Support Letter of Credit Provider affected thereby;

                 (d) modify or waive the conditions precedent to the effectiveness of this Agreement set forth in Section 2.9 shall require the consent of each Series 1997-1 Support Letter of Credit Provider;

                 (e) approve the assignment or transfer by RFC, any Lessee or Republic of any of its rights or obligations hereunder or under any other CP Program Document or other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Series 1997-1 Support Letter of Credit Provider;

                 (f) release any of the Assigned Collateral from the Lien under the Series 1997-1 Collateral Agreement or the Master Collateral Agency Agreement, or release any obligor under any other CP Program Document or other Related Document to which such obligor it is a party except pursuant to the express terms of such CP Program Document or such Related Document shall require the consent of each Series 1997-1 Support Letter of Credit Provider, provided, however, that the Series 1997-1 Collateral Agent or the Master Collateral Agent may release liens on Vehicles in accordance with the Series 1997-1 Collateral Agreement or the Master Collateral Agency Agreement; or

                 (g) affect adversely the interests, rights or obligations of RFC, any Lessee or Republic to any Series 1997-1 Support Letter of Credit Provider individually in comparison to other Series 1997-1 Support Letter of Credit Providers shall require the consent of such Series 1997-1 Support Letter of Credit Provider.

         No failure or delay on the part of RFC, any of the Lessees, Republic, the Series 1997-1 Support Letter of Credit Providers or the Enhancement Agent in exercising any power or right under this Agreement or any other CP Program Document or other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice or demand on RFC, any of the Lessees, Republic, the Series 1997-1 Support Letter of Credit Providers or the Enhancement Agent in any case shall entitle them to any notice or demand in similar or other circumstances. No waiver or approval by RFC, any of the Lessees, Republic, the Series 1997-1 Support Letter of Credit Providers or the Enhancement Agent under this Agreement or any other CP Program Document or other Related Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         Section 4.6. Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LESSEE, RFC, NFLP OR REPUBLIC WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH LESSEE, RFC, NFLP AND REPUBLIC ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. REPUBLIC, RFC, NFLP AND EACH LESSEE DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, WHOSE ADDRESS IS 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY REPUBLIC, EACH OF THE LESSEES, RFC, NFLP AND REPUBLIC IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY REPUBLIC, EACH OF THE LESSEES, RFC, NFLP AND REPUBLIC AS THE CASE MAY BE, TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO RFC SO SERVED AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 4.4, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF

SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY RFC REFUSES TO ACCEPT SERVICE, RFC HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SERIES 1997-1 SUPPORT LETTER OF CREDIT PROVIDERS TO BRING PROCEEDINGS AGAINST ANY LESSEE, RFC, NFLP OR REPUBLIC IN THE COURTS OF ANY OTHER JURISDICTION.

         Section 4.7. Waiver of Jury Trial. THE SERIES 1997-1 SUPPORT LETTER OF CREDIT PROVIDERS, EACH LESSEE, RFC, NFLP AND REPUBLIC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SERIES 1997-1 SUPPORT LETTER OF CREDIT PROVIDERS, ANY LESSEE, RFC, NFLP OR REPUBLIC IN CONNECTION HEREWITH OR THEREWITH. EACH LESSEE, RFC, NFLP AND REPUBLIC EACH ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SERIES 1997-1 SUPPORT LETTER OF CREDIT PROVIDERS ENTERING INTO THIS AGREEMENT.

         Section 4.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE AN AGREEMENT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 4.9. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 4.10. Term. This Agreement shall remain in full force and effect until the reimbursement of all Support Disbursements by the Lessees, Republic or RFC, as the case may be, and the payment by the Lessees, Republic or RFC, as the case may be, of all other amounts payable hereunder, notwithstanding the earlier termination of each of the Series 1997-1 Support Letters of Credit.

         Section 4.11. Successors and Assigns. This Agreement shall be binding upon each Series 1997-1 Support Letter of Credit Provider and its successors and assigns, each Lessee and its successors and assigns, RFC and its successors and assigns, Republic and its successors and assigns and NFLP and its successors and assigns; provided, however, that none of the Lessees, RFC, NFLP or Republic may transfer or assign any of its obligations, rights, or interests hereunder without the prior written consent of each of the Series 1997-1 Support Letter of Credit Providers and the prior written notification of each Rating Agency that its then current rating of RFC's Outstanding Commercial Paper Notes shall not be reduced or withdrawn as a result of such action; provided further, however, that each of the Series 1997-1 Support Letter of Credit Providers may at any time (i) assign all or a portion of its obligations under its Series 1997-1 Support Letter of Credit and its rights under this Agreement to an Eligible Credit Enhancer; provided, that with respect to any assignment by a Series 1997-1 Support Letter of Credit Provider of all or a portion of such obligations and rights, (A) each of the Series 1997-1 Letter of Credit Provider, RFC and Republic acting on behalf of the Lessees shall have consented in writing to such assignment (which consent in each case shall not be unreasonably withheld except with respect to the Series 1997-1 Letter of Credit Provider, which shall consent to any assignment in its sole discretion), (B) each such assignment shall be a constant, and not a varying percentage of the assigning Series 1997-1 Support Letter of Credit Provider's Support Letter of Credit Commitment and to its related rights and obligations under this Agreement, (C) with respect to a partial assignment, such assignment shall be for an amount at least equal to the lesser of (i) $10,000,000 and (ii) such assignor's Support Letter of Credit Commitment, (D) after giving effect to such assignment, the assignor thereof shall have either no Support Letter of Credit Commitment or a Support Letter of Credit Commitment aggregating at least $10,000,000 and the assignee thereof shall have a Support Letter of Credit Commitment aggregating at least $10,000,000, (E) the assignor and the assignee thereof shall each have executed and delivered to the Series 1997-1 Letter of Credit Provider, Republic and RFC an Assignment substantially in the form attached hereto as Exhibit C and the assignee thereof shall have provided to the Series 1997-1 Letter of Credit Provider an opinion or opinions of counsel in substantially the form attached as Annexes A-1 and A-2 to such Exhibit C or otherwise reasonably satisfactory to the Series 1997-1 Letter of Credit Provider (and such assignment shall not be effective unless and until such assignment and such opinion are so executed and delivered), (F) the assignor (if the assignor will continue to have a Support Letter of Credit Commitment outstanding following such assignment) and the assignee shall each have executed and delivered to the Series 1997-1 Support Letter of Credit Provider Series 1997-1 Support Letters of Credit in substantially the form attached as Exhibit A hereto in amounts equal to their respective Support Letter of Credit Commitments following such assignment and
(G) the assignor shall have paid all amounts due and owing by such Series 1997-1 Support Letter of Credit Provider to the Series 1997-1 Letter of Credit Provider, or (ii) grant a participation to any other Person, in all or part of its obligations under its Series 1997-1 Support Letter of Credit and its rights under this Agreement (it being understood and agreed that the Lessees and RFC shall have no obligation to give notices to any such participant, that such participation will not in any way reduce the Series 1997-1 Support Letter of Credit Provider's commitment to make Support Disbursements hereunder, and that such participation (other than a participation held by another Series 1997 Support Letter of Credit Provider under any Series 1997 Support Reimbursement Agreement) shall not increase the obligations (including with respect to costs and expenses) of the Series 1997-1 Lessees or RFC hereunder); provided that any Series 1997-1 Support Letter of Credit Provider shall be entitled to receive any increased costs or indemnities payable hereunder incurred by such Series 1997-1 Support Letter of Credit Provider or such participant to the extent not in excess of such amounts calculated as if there were no participation. Each of the Series 1997-1 Support Letter of Credit Providers hereby acknowledges and agrees that any participation will not alter or affect such Series 1997-1 Support Letter of Credit Provider's direct obligations to the Series 1997-1 Letter of Credit Provider and that none of the Lessees, RFC or NFLP shall have any obligations to have any communication or relationship with any participant in order to enforce such obligations of such Series 1997-1 Support Letter of Credit Provider hereunder and under the related Series 1997-1 Support Letters of Credit. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

         Section 4.12. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

         Section 4.13. Further Assurances. The Lessees, Republic, RFC and NFLP each agree to do such further acts and things and to execute and deliver to any of the Series 1997-1 Support Letter of Credit Providers such additional assignments, agreements, powers and instruments as are reasonably required by such Series 1997-1 Support Letter of Credit Provider to carry into effect the purposes of this Agreement and the other CP Program Documents or to better assure and confirm to such Series 1997-1 Support Letter of Credit Provider its rights, powers and remedies hereunder and under this Agreement and the other CP Program Documents.

         Section 4.14. Bankruptcy Petition Against RFC or NFLP. Each of the Series 1997-1 Support Letter of Credit Providers hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of both (i) the latest maturing Commercial Paper Note and (ii) the Series 1997-1 Notes, it will not institute against, or join with any other Person in instituting against, RFC or NFLP any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceeding under the laws of the United States or any state of the United States; provided, however, that nothing in this Section 4.14 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Lessee or RFC pursuant to this Agreement. In the event that any of the Series 1997-1 Support Letter of Credit Providers takes action in violation of this Section 4.14, RFC and NFLP each agrees, for the benefit of the Holders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Series 1997-1 Support Letter of Credit Provider against RFC or NFLP or the commencement of such action and raise the defense that any such Series 1997-1 Support Letter of Credit Provider has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and any such Series 1997-1 Support Letter of Credit Provider acting on violation of this Section 4.14 shall be liable for and pay any costs and expenses incurred by RFC or NFLP in connection therewith. The provisions of this Section 4.14 shall survive the termination of the Agreement and the replacement or removal of any of the Series 1997-1 Support Letter of Credit Providers.

         Section 4.15. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by Republic, RFC, the Lessees and NFLP in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by any of the Series 1997-1 Support Letter of Credit Providers or on its behalf and shall continue so long as and until such time as all obligations hereunder and under the CP Program Documents and all Commercial Paper Notes Outstanding shall have been paid in full. The obligations of Republic, RFC and the Lessees under Sections 2.7, 2.12, 2.13, 2.14, 2.15, 4.2 and 4.3 shall in each case survive any termination of this Agreement, the payment in full of all obligations hereunder or under any other CP Program Document and the termination of the Series 1997-1 Support Letters of Credit.

         Section 4.16. Obligation. The Series 1997-1 Support Letter of Credit Providers, each of the Lessees and RFC each understand and agree that the Series 1997-1 Support Letters of Credit are irrevocable and the obligations of the Series 1997-1 Support Letter of Credit Providers as issuers thereof shall be unaffected by any default hereunder, including, without limitation any failure to pay the amounts due and payable to any of the Series 1997-1 Support Letter of Credit Providers under Section 2.6. None of the failure of any of the Lessees, Republic or RFC (or any person or organization acting on behalf of either) or the Trustee or the Series 1997-1 Collateral Agent to take any action (whether required hereunder or otherwise), nor any action taken by any of the Lessees, Republic or RFC shall be asserted by any of the Series 1997-1 Support Letter of Credit Providers as a defense to payment under its Series 1997-1 Support Letter of Credit (except for the failure of any documents presented thereunder to comply with the terms of such Series 1997-1 Support Letter of Credit) or as the basis of a right of set off by such Series 1997-1 Support Letter of Credit Provider against its obligations to make any such payment. Each Series 1997-1 Support Letter of Credit Provider acknowledges and agrees that, in the event such Series 1997-1 Support Letter of Credit Provider makes a Support Credit Disbursement, Support Liquidity Disbursement or Support Termination Disbursement described in Section 2.2(c) to the Series 1997-1 Letter of Credit Provider on a date which is later than the date the Series 1997-1 Letter of Credit Provider made the Series 1997-1 LOC Credit Disbursement, Series 1997-1 LOC Liquidity Disbursement or Series 1997-1 LOC Termination Disbursement which resulted in such Support Credit Disbursement, Support Liquidity Disbursement or Support Termination Disbursement, respectively, interest shall accrue on such Support Credit Disbursement, Support Liquidity Disbursement or Support Termination Disbursement, as the case may be, at the Federal Funds Rate (as defined below) from (and including) the date the respective Series 1997-1 LOC Credit Disbursement, Series 1997-1 LOC Liquidity Disbursement or Series 1997-1 Termination Disbursement was made to (but excluding) the date the corresponding amount of such Support Credit Disbursement, Support Liquidity Disbursement or Support Termination Disbursement is made and such interest shall be payable on demand by the Series 1997-1 Letter of Credit Provider; provided that such interest shall not accrue to the extent any delay in payment arises out of the failure of the Series 1997-1 Letter of Credit Provider to draw on such Series 1997-1 Support Letter of Credit Provider. "Federal Funds Rate" means, with respect to any day, the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date hereof; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Rate" for such day shall be the Federal Funds Rate for the last day on which such rate was announced.

         Section 4.17. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 4.18. Application of Funds. Upon receipt of the Deposited Funds from the Series 1997-1 Cash Collateral Account pursuant to Section 5.13 of the Series 1997-1 Supplement, the Series 1997-1 Support Letter of Credit Providers shall apply such amounts to the payment in full of any and all obligations of the Lessees or RFC under or in respect of their respective Series 1997-1 Support Letters of Credit or hereunder; any amounts remaining thereafter shall be returned to the Lessees or to whomever is legally entitled thereto.

         Section 4.19. Limited Recourse to RFC and NFLP. (a) Notwithstanding any other provision of this Agreement or any other agreement or instrument relating to the Series 1997-3 Support Letters of Credit, the Series 1997-1 Support Letter of Credit Providers each agree that (i) the obligations of RFC to the Series 1997-1 Support Letter of Credit Providers hereunder shall be payable in the order and priority set forth in Sections 2.01 and 5.02(b), as applicable, of the Series 1997-1 Collateral Agreement and (ii) the obligations of NFLP under the Series 1997-1 Note shall be payable in the order and priority set forth in Articles 6 and 9 of the Base Indenture and Article V of the Series 1997-1 Supplement. The Series 1997-1 Support Letter of Credit Providers agree that, during any period prior to the Scheduled Liquidity Commitment Expiration Date that Commercial Paper Notes shall be outstanding (any such period being a "Designated Period"), the obligations of RFC to the Series 1997-1 Support Letter of Credit Providers hereunder or NFLP under the Series 1997-1 Note shall be due and payable only to the extent that RFC's or NFLP's assets, as the case may be, are sufficient to pay the same. If, during any Designated Period, the Series 1997-1 Majority Credit Enhancers shall exercise their right, pursuant to
Section 2.17, to accelerate Support Disbursements outstanding payable by RFC, such acceleration shall have the limited effect of allowing the Series 1997-1 Support Letter of Credit Providers, in any determination of the allocative share of any disbursement to be made to

Secured Parties under the Series 1997-1 Collateral Agreement or otherwise among creditors of RFC, to treat all of the Support Disbursements payable by RFC outstanding as then being due and payable. No claims of the Series 1997-1 Support Letter of Credit Providers arising under or in connection with this Agreement are intended to be impaired or waived by this Section 4.19.

         (b) Without limiting the obligations of RFC hereunder, no recourse shall be had for the payment of any amount owing in respect of any disbursement made under this Agreement or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director, affiliate or incorporator of RFC based on their status as such or their actions in connection therewith. The provisions of this Section 4.19(b) shall survive the termination of this Agreement.

         Section 4.20. Waiver of Set-Off. Each of the Series 1997-1 Support Letter of Credit Providers hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of RFC or NFLP therein or with respect to any right to payment from RFC or NFLP, it being understood, however, that nothing contained in this Section
4.20 shall, or is intended to, derogate from the assignment and security interest granted to the Series 1997-1 Collateral Agent under the Series 1997-1 Collateral Agreement or impair any rights of the Series 1997-1 Support Letter of Credit Providers or the Series 1997-1 Collateral Agent thereunder.

         Section 4.21. Confidentiality. Each of the Series 1997-1 Support Letter of Credit Providers hereby agrees that it shall not disclose any Confidential Information (as defined below) to any Person without the consent of Republic, the Lessees, RFC or NFLP, as applicable, other than (a) to such Series 1997-1 Support Letter of Credit Provider's Affiliates and their respective officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis,
(b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

         "Confidential Information" means information that Republic, any Lessees, RFC or NFLP furnishes to any of the Series 1997-1 Support Letter of Credit Providers on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by any Series 1997-1 Support Letter of Credit Provider or other Person to which a Series 1997-1 Support Letter of Credit Provider delivered such information or that is or becomes available to the Series 1997-1 Support Letter of Credit Providers from a source other than Republic, the Lessees, RFC or NFLP , provided that such source is not (i) known to such Series 1997-1 Support Letter of Credit Provider to be bound by a confidentiality agreement with Republic, the applicable Lessee, RFC or NFLP, as the case may be, or (ii) known to such Series 1997-1 Support Liquidity Provider to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

         Section 4.22. Additional Series 1997-1 Support Letter of Credit Providers. Each of the Series 1997-1 Support Letter of Credit Providers acknowledges and agrees that the Lessees, Republic and RFC may obtain additional commitments from additional Series 1997-1 Support Letter of Credit Providers from time to time (including, without limitation, any additional Series 1997-1 Support Letter of Credit issued pursuant to Section 2.1(c)(ii) of the GM Series 1997-1 Support Reimbursement Agreement), which commitments, unless the Series 1997-1 Support Letter of Credit Providers and the Series 1997-1 Letter of Credit Provider otherwise consent, shall be in all material respects on the same terms and provisions as set forth in this Agreement and with respect to which each Lessee's, RFC's and Republic's obligations will rank pari passu with the obligations of each Lessee, RFC and Republic hereunder; provided that (i) any such additional commitments from additional Series 1997-1 Support Letter of Credit Providers shall be subject to the prior written consent of the Series 1997-1 Letter of Credit Provider as evidenced by its execution and delivery of the Series 1997-1 Support Letter of Credit Provider Joinder in Support Reimbursement Agreement referred to below with respect to any additional Series 1997-1 Support Letter of Credit Provider and (ii) such additional Series 1997-1 Support Letter of Credit Provider's Support Letter of Credit Commitment shall be an amount at least equal to $10,000,000 (unless otherwise consented to by the Series 1997-1 Letter of Credit Provider). In the event that the Lessees, RFC and Republic desire for any Person to become an additional "Series 1997-1 Support Letter of Credit Provider" under this Agreement in respect of any such additional commitments, then:

                 (i) RFC, Republic (acting on its own behalf and on behalf of the Lessees), such Person and the Series 1997-1 Letter of Credit Provider shall execute and deliver to each other a Series 1997-1 Support Letter of Credit Provider Joinder in Support Reimbursement Agreement substantially in the form attached hereto as Exhibit D (a "Series 1997-1 Support Letter of Credit Provider Joinder in Support Reimbursement Agreement");

                 (ii) such Person shall execute and deliver to the Series 1997-1 Letter of Credit Provider a Series 1997-1 Support Letter of Credit substantially in the form of Exhibit A hereto in an amount equal to the Support Letter of Credit Commitment proposed by Republic with respect to such Person and otherwise in form and substance acceptable to Republic, RFC and the Series 1997-1 Letter of Credit Provider;

                 (iii) such Person shall execute and deliver to the Series 1997-1 Letter of Credit Provider an Officer's Certificate and an opinion of counsel addressed to the Series 1997-1 Letter of Credit Provider as to the Series 1997-1 Support Letter of Credit executed and delivered by such Person, in form and substance reasonably acceptable to each of Republic, RFC and the Series 1997-1 Letter of Credit Provider.

Upon satisfaction of the foregoing conditions, such Person shall for all purposes be deemed to be a "Series 1997-1 Support Letter of Credit Provider" for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Series 1997-1 Support Letter of Credit Provider hereunder.

         Section 4.23. Obligations Several, Not Joint. The obligations of each Lessee hereunder to the Series 1997-1 Support Letter of Credit Providers, on the one hand, and RFC hereunder to the Series 1997-1 Support Letter of Credit Providers, on the other hand, shall be several and not joint. No obligation of the Lessees shall be payable by RFC, and no obligation of RFC shall be payable by the Lessees.

         Section 4.24. Additional Lessees. Any direct or indirect Subsidiary of or other Affiliate of Republic (each a "Republic Affiliate") shall have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of Section 29.1 of the Series 1997 Lease and the provisions of this Section 4.24. In the event a Republic Affiliate desires to become a "Lessee" under this Agreement, then Republic and such Republic Affiliate shall execute and deliver to the Enhancement Agent (which will deliver copies thereof to each of the Series 1997-1 Support Letter of Credit Providers as of the date thereof):

                 (i) a Lessee Joinder in Support Reimbursement Agreement substantially in the form attached hereto as Exhibit E (each, a "Lessee Joinder in Support Reimbursement Agreement");

                 (ii) copies of the documentation set forth in Section 29.1 of the Series 1997 Lease;

                 (iii) an Officer's Certificate and an opinion of counsel each stating that the Lessee Joinder in Support Reimbursement Agreement executed and delivered by such Republic Affiliate complies with this
         Section 4.24 and that all conditions precedent herein provided for relating to such transaction have been complied with;

                 (iv) a Lessee Joinder in Series 1997-1 Letter of Credit Agreement substantially in the form of Exhibit B to the Series 1997-1 Letter of Credit Agreement; and

                 (v) any additional documentation that any of the Series 1997-1 Support Letter of Credit Providers or the Enhancement Agent may require to evidence the assumption by such Republic Affiliate of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by each of the Enhancement Agent, the Trustee and the Series 1997-1 Letter of Credit Provider of the Lessee Joinder in Support Reimbursement Agreement executed by such Republic Affiliate and Republic such Republic Affiliate shall be deemed to be a "Lessee" for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         Section 4.25. Subordination of Obligations Pursuant to Intercreditor Agreement. The parties hereto hereby acknowledge and agree that the obligations of RFC and each of the Lessees represented hereby are subject to the terms and provisions of the Intercreditor Agreement which, among other things, contains provisions subordinating to the prior payment in full, in cash, of the obligations hereunder of RFC and each of the Lessees to the obligations of RFC and each of the Lessees to the holders of Senior Debt (as defined in the Intercreditor Agreement) in the manner provided in the Intercreditor Agreement, to which provisions each of the parties hereunder agrees.

         Section 4.26. Subrogation, etc. In the event a Series 1997-1 Support Letter of Credit Provider fails to honor a Support Credit Demand, Support Liquidity Demand, Support Termination Demand or Support Termination Demand for Nonextension (as such terms are defined in Exhibit A hereto), the Series 1997-1 Letter of Credit Provider shall be deemed to have made a Support Credit Disbursement, Support Liquidity Disbursement or Support Termination Disbursement in the amount of such Support Credit Demand, Support Liquidity Demand, Support Termination Demand or Support Termination Demand for Nonextension, respectively, not paid to the Series 1997-1 Letter of Credit Provider and, until such Support Credit Demand, Support Liquidity Demand, Support Termination Demand or Support Termination Demand for Nonextension is paid in full, shall be entitled to receive from the Lessees, Republic, NFLP, RFC or any other Person obligated hereunder any and all payments and distributions payable hereunder in respect of such Support Credit Disbursement, Support Liquidity Disbursement or Support Termination Disbursement ("Subrogation Payments") and shall be subrogated to all other rights of such Series 1997-1 Support Letter of Credit Provider hereunder to the extent of such Support Credit Disbursement, Support Liquidity Disbursement or Support Termination Disbursement that is so deemed to have been made hereunder; provided, however, that, to the extent any Lessee, Republic, NFLP, RFC or any other Person makes any payment or distribution described in this Section 4.26 to the Series 1997-1 Letter of Credit Provider, it shall be subrogated to the rights of the Series 1997-1 Letter of Credit Provider against such Series 1997-1 Support Letter of Credit Provider; provided, further, however, that (i) the Series 1997-1 Support Letter of Credit Provider's obligations in favor of the Series 1997-1 Letter Credit Provider are not reduced, diminished or substituted hereby (except to the extent of Subrogation Payments received and retained by the Series 1997-1 Letter of Credit Provider), (ii) the Series 1997-1 Support Letter of Credit Provider continues to be fully obligated to honor drawings under its Series 1997-1 Support Letter of Credit and (iii) the Series 1997-1 Letter of Credit Provider incurs no duty, liability or obligation in favor or any Lessee, Republic, NFLP, RFC, the Series 1997-1 Support Letter of Credit Provider or any other Person as a result of the rights granted to it under this Section 4.26.



                    [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.




                                      REPUBLIC INDUSTRIES FUNDING CORP.



                                      By: /s/ Dwight Jenkins
                                          --------------------------------
                                           Name:   Dwight Jenkins
                                           Title:  Vice President and
                                                   Assistant Secretary


                                      NATIONAL CAR RENTAL FINANCING
                                           LIMITED PARTNERSHIP

                                      By:  NATIONAL CAR RENTAL
                                           FINANCING CORPORATION,
                                           its General Partner



                                           By: /s/ Dwight Jenkins
                                               ---------------------------
                                               Name:  Dwight Jenkins
                                               Title: Vice President and
                                                      Assistant Secretary




                                      REPUBLIC INDUSTRIES, INC.



                                      By: /s/ Kathleen W. Hyle
                                          --------------------------------
                                           Name:  Kathleen W. Hyle
                                           Title: Vice President and Treasurer

                                LESSEES:

                                ALAMO RENT-A-CAR, INC.



                                By:  /s/ Kathleen W. Hyle
                                    --------------------------------
                                     Name:  Kathleen W. Hyle
                                     Title: Treasurer


                                NATIONAL CAR RENTAL SYSTEM, INC.



                                By: /s/ Kathleen W. Hyle
                                    --------------------------------
                                     Name:  Kathleen W. Hyle
                                     Title: Assistant Treasurer


                                SPIRIT RENT-A-CAR, INC.



                                By: /s/ Kathleen W. Hyle
                                    --------------------------------
                                     Name:  Kathleen W. Hyle
                                     Title: Treasurer


                                VALUE RENT-A-CAR, INC.



                                By: /s/ Kathleen W. Hyle
                                    --------------------------------
                                     Name:  Kathleen W. Hyle
                                     Title: Treasurer

                                SERIES 1997-1 SUPPORT LETTER
                                OF CREDIT PROVIDERS:


                                CREDIT SUISSE FIRST BOSTON,
                                as a Series 1997-1 Support Letter of Credit
                                Provider

                                     By: /s/ Robert N. Finney
                                         ----------------------------------
                                            Name: Robert N. Finney
                                            Title: Managing Director


                                NATIONSBANK, N.A.,
                                as a Series 1997-1 Support Letter of Credit
                                Provider

                                     By: /s/ Andrew M. Airheart
                                         ----------------------------------
                                            Name: Andrew M. Airheart
                                            Title: Senior Vice President


                                CANADIAN IMPERIAL BANK OF COMMERCE, as a Series 1997-1 Support Letter of Credit Provider

                                     By:  /s/ Roger Colden
                                         --------------------------------------
                                            Name: Roger Colden
                                            Title: Director, CIBC Wood Gundy
                                                   Securities, Corp., as Agent


                                THE FIRST NATIONAL BANK OF CHICAGO,
                                as a Series 1997-1 Support Letter of Credit
                                Provider

                                     By: /s/ Brooks P. Crankshaw
                                         ----------------------------------
                                            Name: Brooks P. Crankshaw
                                            Title: Authorized Agent


                                CAISSE NATIONALE DE CREDIT AGRICOLE,
                                as a Series 1997-1 Support Letter of Credit
                                Provider

                                     By: /s/ Katherine L. Abbott
                                         ----------------------------------
                                            Name: Katherine L. Abbott
                                            Title: First Vice President

                                       THE BANK OF NEW YORK,
                                       as a Series 1997-1 Support Letter of
                                       Credit Provider

                                       By: /s/ David C. Siegel
                                           ----------------------------------
                                           Name: David C. Siegel
                                           Title: Vice President




Note: Pursuant to Instruction 2 to Item 601(a) of Regulation S-K, the registrant has not filed the documents relating to Series 1997-2 notes, Series 1997-3 notes or Series 1997-4 notes which are substantially similar to the document filed herewith relating to the Series 1997-1 notes.